                                                                    Exhibit 4.33

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                           TRUMP ATLANTIC CITY ASSOCIATES

                        TRUMP ATLANTIC CITY FUNDING III, INC.

                                       Issuers

                               TRUMP PLAZA ASSOCIATES

                             TRUMP TAJ MAHAL ASSOCIATES

                           TRUMP ATLANTIC CITY CORPORATION

                            TRUMP CASINO SERVICES, L.L.C.

                            TRUMP COMMUNICATIONS, L.L.C.

                                     Guarantors

                                         and

                           U.S. BANK NATIONAL ASSOCIATION

                                     Trustee
                                  ________________



                                      INDENTURE


                            Dated as of December 10, 1997

                                   ________________


              $25,000,000 11 1/4% First Mortgage Notes (TAC III) due 2006


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

                           CROSS-REFERENCE TABLE


  TIA                                                            Indenture
Section                                                           Section
-------                                                          ---------

310(a)(1)....................................................      8.10
   (a)(2)....................................................      8.10
   (a)(3)....................................................      N.A.
   (a)(4)....................................................      N.A.
   (a)(5)....................................................      8.10
   (b)   ....................................................      8.8;
                                                                   8.10;
                                                                   12.2
   (c)   ....................................................      N.A.
311(a)   ....................................................      8.11
   (b)   ....................................................      8.11
   (c)   ....................................................      N.A.
312(a)   ....................................................      2.5
   (b)   ....................................................      12.3
   (c)   ....................................................      12.3
313(a)   ....................................................      8.6
   (b)   ....................................................      8.6
   (c)   ....................................................      8.6;
                                                                   12.2
   (d)   ....................................................      8.6
314(a)   ....................................................      5.7;
                                                                   5.8;
                                                                   12.2
   (b)   ....................................................      4.2
   (c)(1)....................................................      2.2;
                                                                   8.2;
                                                                   12.4;
                                                                   12.5
   (c)(2)....................................................      8.2;
                                                                   12.4;
                                                                   12.5

   (c)(3)....................................................      4.1(c);
                                                                   4.2
   (d)   ....................................................      4.1(c);
                                                                   4.4
   (e)   ....................................................      12.5
   (f)   ....................................................      N.A.
315(a)   ....................................................      8.1(b)
   (b)   ....................................................      8.5
   (c)   ....................................................      8.1(a)
   (d)   ....................................................      2.9;
                                                                   7.11;
                                                                   8.1(c)
   (e)   ....................................................      7.13
316(a)(last sentence)........................................      2.9
   (a)(1)(A).................................................      7.11
   (a)(1)(B).................................................      7.12
   (a)(2)....................................................      N.A.
   (b)   ....................................................      7.7;
                                                                   7.12;
                                                                   10.2
317(a)(1)....................................................      7.3
   (a)(2)....................................................      7.4
   (b)   ....................................................      2.4
318(a)   ....................................................      12.1

__________

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS


                                                                            Page

                                 ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   Definitions....................................................  1
SECTION 1.2   Incorporation by Reference of TIA.............................. 31
SECTION 1.3   Rules of Construction.......................................... 32

                                  ARTICLE II

                               THE SECURITIES

SECTION 2.1   Form and Dating................................................ 33
SECTION 2.2   Execution and Authentication................................... 33
SECTION 2.3   Registrar and Paying Agent..................................... 34
SECTION 2.4   Paying Agent to Hold Assets in Trust........................... 35
SECTION 2.5   Securityholder Lists........................................... 35
SECTION 2.6   Transfer and Exchange.......................................... 36
SECTION 2.7   Replacement Securities......................................... 43
SECTION 2.8   Outstanding Securities......................................... 43
SECTION 2.9   Treasury Securities............................................ 44
SECTION 2.10  Temporary Securities........................................... 44
SECTION 2.11  Cancellation................................................... 45
SECTION 2.12  Defaulted Interest............................................. 45
SECTION 2.13  CUSIP Numbers.................................................. 45


                              ARTICLE III

                              REDEMPTION

SECTION 3.1   Right of Redemption............................................ 46
SECTION 3.2   Redemption Pursuant to Applicable Laws......................... 46
SECTION 3.3   Notices to Trustee............................................. 47
SECTION 3.4   Selection of Securities to Be Redeemed......................... 47
SECTION 3.5   Notice of Redemption........................................... 47
SECTION 3.6   Effect of Notice of Redemption................................. 49
SECTION 3.7   Deposit of Redemption Price.................................... 49

                                                                            Page

SECTION 3.8   Securities Redeemed in Part.................................... 50

                                 ARTICLE IV

                                  SECURITY

SECTION 4.1   Security Interest.............................................. 50
SECTION 4.2   Recording; Opinions of Counsel................................. 51
SECTION 4.3   Disposition of Certain Collateral.............................. 52
SECTION 4.4   Certain Releases of Collateral................................. 54
SECTION 4.5   Payment of Expenses............................................ 54
SECTION 4.6   Suits to Protect the Collateral................................ 54
SECTION 4.7   Trustee's Duties............................................... 54
SECTION 4.8   Restricted Funds Account....................................... 55


                                 ARTICLE V

                                 COVENANTS

SECTION 5.1   Payment of Securities.......................................... 55
SECTION 5.2   Maintenance of Office or Agency................................ 56
SECTION 5.3   Limitation on Restricted Payments.............................. 56
SECTION 5.4   Corporate and Partnership Existence............................ 58
SECTION 5.5   Payment of Taxes and Other Claims.............................. 58
SECTION 5.6   Maintenance of Insurance....................................... 58
SECTION 5.7   Compliance Certificate; Notice of Default...................... 59
SECTION 5.8   Provision of Financial Statements.............................. 60
SECTION 5.9   Waiver of Stay, Extension or Usury Laws........................ 60
SECTION 5.10  Limitation on Transactions with Affiliates..................... 61
SECTION 5.11  Limitation on Incurrence of Additional Indebtedness............ 61
SECTION 5.12  Restriction on Sale and Issuance of Subsidiary Stock........... 63
SECTION 5.13  Limitation on Dividends and Other Payment
              Restrictions Affecting Subsidiaries............................ 63
SECTION 5.14  Limitation on Liens............................................ 64
SECTION 5.15  Limitation on Sales of Assets and Subsidiary Stock;
              Event of Loss.................................................. 64
SECTION 5.16  Future Subsidiary Guarantors................................... 68
SECTION 5.17  Limitation on Activities of Funding II......................... 68
SECTION 5.18  Rule 144A Information Requirement.............................. 68

                                                                            Page

SECTION 5.19  Restriction on Certain Agreements.............................. 69
SECTION 5.20  Limitation on Leases........................................... 69
SECTION 5.21  Limitation on Status as Investment Company..................... 70
SECTION 5.22  Future Collateral Agreements................................... 70
SECTION 5.23  Limitations on Use of Proceeds from the Offering............... 70


                                 ARTICLE VI

                                 SUCCESSORS

SECTION 6.1   Limitation on Merger, Sale or Consolidation.................... 70
SECTION 6.2   Successor Substituted.......................................... 71


                                 ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

SECTION 7.1   Events of Default.............................................. 72
SECTION 7.2   Acceleration of Maturity Date; Rescission and Annulment........ 75
SECTION 7.3   Collection of Indebtedness and Suits for Enforcement by
              Trustee........................................................ 76
SECTION 7.4   Trustee May File Proofs of Claim............................... 77
SECTION 7.5   Trustee May Enforce Claims Without Possession of Securities.... 78
SECTION 7.6   Priorities..................................................... 78
SECTION 7.7   Limitation on Suits............................................ 79
SECTION 7.8   Unconditional Right of Holders to Receive Principal, Premium and
              Interest....................................................... 79
SECTION 7.9   Rights and Remedies Cumulative................................. 80
SECTION 7.10  Delay or Omission Not Waiver................................... 80
SECTION 7.11  Control by Holders............................................. 80
SECTION 7.12  Waiver of Past Default......................................... 80
SECTION 7.13  Undertaking for Costs.......................................... 81
SECTION 7.14  Restoration of Rights and Remedies............................. 81

                                                                            Page


                                ARTICLE VIII

                                  TRUSTEE

SECTION 8.1   Duties of Trustee.............................................. 82
SECTION 8.2   Rights of Trustee.............................................. 83
SECTION 8.3   Individual Rights of Trustee................................... 84
SECTION 8.4   Trustee's Disclaimer........................................... 84
SECTION 8.5   Notice of Default.............................................. 84
SECTION 8.6   Reports by Trustee to Holders.................................. 85
SECTION 8.7   Compensation and Indemnity..................................... 86
SECTION 8.8   Replacement of Trustee......................................... 87
SECTION 8.9   Successor Trustee by Merger, Etc............................... 88
SECTION 8.10  Eligibility; Disqualification.................................. 88
SECTION 8.11  Preferential Collection of Claims against Issuers.............. 88


                               ARTICLE IX

                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                         SATISFACTION AND DISCHARGE

SECTION 9.1   Option to Effect Legal Defeasance or Covenant Defeasance....... 88
SECTION 9.2   Legal Defeasance and Discharge................................. 89
SECTION 9.3   Covenant Defeasance............................................ 89
SECTION 9.4   Conditions to Legal or Covenant Defeasance..................... 90
SECTION 9.5   Deposited U.S. Legal Tender and U.S. Government Obligations
              to Be Held in Trust; Other Miscellaneous Provisions............ 91
SECTION 9.6   Repayment to Issuers........................................... 91
SECTION 9.7   Reinstatement.................................................. 92
SECTION 9.8   Satisfaction and Discharge of Indenture........................ 92


                             ARTICLE X

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.1   Supplemental Indentures Without Consent of Holders............ 93
SECTION 10.2   Amendments, Supplemental Indentures and Waivers with
               Consent of Holders............................................ 94

                                                                            Page

SECTION 10.3   Compliance with TIA........................................... 95
SECTION 10.4   Revocation and Effect of Consents............................. 95
SECTION 10.5   Notation on or Exchange of Securities......................... 96
SECTION 10.6   Trustee to Sign Amendments, Etc............................... 96


                                ARTICLE XI

                        RIGHT TO REQUIRE REPURCHASE

SECTION 11.1   Repurchase of Securities at Option of the Holder Upon
               Change of Control............................................. 97


                               ARTICLE XII

                               MISCELLANEOUS

SECTION 12.1   TIA Controls................................................. 100
SECTION 12.2   Notices...................................................... 100
SECTION 12.3   Communications by Holders with Other Holders................. 102
SECTION 12.4   Certificate and Opinion as to Conditions Precedent........... 102
SECTION 12.5   Statements Required in Certificate or Opinion................ 102
SECTION 12.6   Rules by Trustee, Paying Agent, Registrar.................... 103
SECTION 12.7   Legal Holidays............................................... 103
SECTION 12.8   Governing Law................................................ 103
SECTION 12.9   No Interpretation of Other Agreements........................ 104
SECTION 12.10  No Recourse against Others................................... 104
SECTION 12.11  Successors................................................... 104
SECTION 12.12  Duplicate Originals.......................................... 104
SECTION 12.13  Severability................................................. 104
SECTION 12.14  Table of Contents, Headings, Etc............................. 105
SECTION 12.15  Gaming Laws.................................................. 105
SECTION 12.16  Registration Rights.......................................... 105

                                                                            Page


                                 ARTICLE XIII

                                  GUARANTY

SECTION 13.1   Guaranty..................................................... 105
SECTION 13.2   Execution and Delivery of Guaranty........................... 107
SECTION 13.3   Certain Bankruptcy Events.................................... 107
SECTION 13.4   Rights Under the Guaranty.................................... 107
SECTION 13.5   Severability................................................. 108
SECTION 13.6   Merger or Consolidation of Guarantors........................ 108

                                                                            Page

                                  EXHIBITS


         Exhibit A Form of First Mortgage Note (TAC III) due 2006.......... A-1

         Exhibit B Form of Guaranty........................................ B-1

         INDENTURE, dated as of December 10, 1997, between Trump Atlantic City Associates, a New Jersey partnership (the "Company"), Trump Atlantic City Funding III, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Funding III" and, together with the Company, the "Issuers"), as joint and several obligors; Trump Plaza Associates, a New Jersey partnership ("Plaza Associates"), and Trump Taj Mahal Associates, a New Jersey partnership ("Taj Associates"), Trump Atlantic City Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("TACC"), Trump Casino Services, L.L.C., a New Jersey limited liability corporation and a wholly-owned subsidiary of the Company ("TCS"), Trump Communications, L.L.C., a New Jersey limited liability company and a wholly-owned subsidiary of the Company ("Trump Communications" and, together with Taj Associates, Plaza Associates, TACC, TCS and such other persons as may be required from time to time to execute a Guaranty hereunder, the "Guarantors"); and U.S. Bank National Association, a national banking association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's
11 1/4% Series A First Mortgage Notes due (TAC III) 2006 and the class of
11 1/4% Series B First Mortgage Notes (TAC III) due 2006 to be exchanged for the 11 1/4% Series A First Mortgage Notes (TAC III) due 2006: being issued by the Issuers and guaranteed by the Guarantors.

                             ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1    Definitions.

         "Acceleration Notice" shall have the meaning specified in Section
7.2.

         "Acceptance Amount" shall have the meaning specified in Section 5.15.

         "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any Person (a) existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries or (b) assumed in connection with the Acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, consolidation or merger. Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, including by designation, or the date of such merger or consolidation, as applicable.

         "Acquisition" means the purchase or other acquisition of any Person or substantially all the assets of any Person by any other
Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

         "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.
 For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-Registrar.

         "Approvals" means all approvals, licenses (including Gaming Licenses), permits, authorizations, findings and other filings necessary under applicable gaming laws.

         "Asset Sale" shall have the meaning specified in Section 5.15.

         "Asset Sale Offer" shall have the meaning specified in Section 5.15.

         "Asset Sale Offer Amount" shall have the meaning specified in
Section 5.15.

         "Asset Sale Offer Period" shall have the meaning specified in
Section 5.15.

         "Asset Sale Offer Price" shall have the meaning specified in Section 5.15.

         "Asset Sale Purchase Date" shall have the meaning specified in
Section 5.15.

         "Asset Sale Put Date" shall have the meaning specified in Section
5.15.

         "Assignments of Leases and Rents" means collectively, those Assignments of Leases and Rents dated the date hereof between each of Plaza Associates and Taj Associates, respectively, and the Collateral Agent, as the same may be amended from time to time in accordance with their terms and, to the extent applicable, the terms of this Indenture.

         "Authorized Representative" of any person shall mean (i) in the case of the Company, (x) any person or persons that has or have been designated by the Board of

Directors of Trump Atlantic City Holding, Inc. ("Trump AC Holding"), as general partner of the Company, to be an "Authorized Representative" under this Indenture or (y) any member of the Board of Directors of Trump AC Holding; (ii) in the case of Funding III, any Authorized Representative of the Company (with Funding III, by its execution and delivery of this Indenture, irrevocably appointing the Authorized Representatives from time to time of the Company as its Authorized Representatives hereunder); and (iii) in the case of any Guarantor or other obligor, any Officer of such party or, if such person has no Officers, any person or persons that have been designated by the Board of Directors of Trump AC Holding to be an "Authorized Representative" of such person under this Indenture.

         "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of (a) the product of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

         "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

         "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capital Contribution" shall mean, with respect to any Person, that amount of money or the Fair Market Value of any Property (net of liabilities to which such Property is subject) irrevocably and unconditionally contributed to such Person in exchange for Qualified Equity Interests of such Person; provided, however, that such term shall not include any contribution of funds obtained from the proceeds of the equity offering by THCR prior to or substantially concurrent with the issuance of the Existing Notes on April 17, 1996 (including proceeds from the exercise of the underwriters' over allotment option) except for such contributions of proceeds therefrom in excess of $270 million, less amounts received therefrom by the Company from the sale of its Qualified Capital Stock to THCR Holdings.

         "Capitalized Lease Obligation" of any Person means any obligation of such Person or its Subsidiaries on a Consolidated basis under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

         "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

         "Cash Collateral" means Collateral in the form of U.S. Legal Tender to be deposited in the Restricted Funds Account.

         "Cash Equivalent" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300.0 million and whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of McGraw-Hill, Inc., or any successor rating agency and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300.0 million.

         "Casino Control Act" shall mean the New Jersey Casino Control Act.

         "Casino Hotels" means collectively (i) the casino and hotel complex currently known as the "Trump Plaza Hotel and Casino" in Atlantic City, New Jersey and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Plaza Associates which are covered by the Lien of the Mortgage Documents and (ii) the casino and hotel complex currently known as the "Trump Taj Mahal Casino Resort" in Atlantic City, New Jersey and ancillary structures and facilities located on the premises and all furniture, fixtures and equipment at any time contained therein in each case owned by or leased to Taj Associates which are covered by the Lien of the Mortgage Documents.

         "Casino Sale" shall have the meaning specified in Section 5.15 hereof.

         "Change of Control" means any of the following events:

         (i) THCR Holdings ceases to be the "beneficial owner," directly or indirectly, of 100% of the Equity Interests of the Company;

         (ii) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of THCR Holdings or THCR, on a Consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Permitted Holder, or if applicable in the case of THCR Holdings, THCR, becomes the "beneficial owner" (as defined), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the transferee unless the Permitted Holder "beneficially owns" (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of the transferee than such other person or group and has the right or ability by voting power, contract or otherwise to elect or designate a majority of the Board of Directors of THCR;

         (iii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of THCR, or any successor thereto by merger, consolidation or otherwise, unless the Permitted Holder "beneficially owns" (as so defined), directly or indirectly, in the aggregate a greater percentage of the total voting power of the Voting Stock of THCR than such other person or group and has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of THCR (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holder "beneficially owns" (as so defined), directly or indirectly, in the aggregate, a lesser percentage of the voting power of the Voting Stock of such parent corporation and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation); or

         (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of THCR or Funding III (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of THCR or Funding III, as applicable, is approved by the Permitted Holder or by a vote of the 66 2/3% of the directors of THCR or Funding III, as applicable, then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) have ceased for any reason to constitute a majority of the Board of Directors of THCR or Funding III, as applicable, then in office.

         "Change of Control Date" shall have the meaning specified in Section 11.1.

         "Change of Control Offer" shall have the meaning specified in
Section 11.1.

         "Change of Control Offer Period" shall have the meaning specified in
Section 11.1.

         "Change of Control Purchase Date" shall have the meaning specified in Section 11.1.

         "Change of Control Purchase Price" shall have the meaning specified in Section 11.1.

         "Change of Control Put Date" shall have the meaning specified in
Section 11.1.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means the Property and assets of the Issuers or the Guarantors which, at the time in question, is subject to the Liens created by the Mortgage Documents or this Indenture.

         "Collateral Agency Agreement" means that agreement dated April 17, 1996 by and among the Issuers, Funding, the Guarantors, the Collateral Agent, the Guarantors and the Trustee, as well as such other persons as may be permitted to become parties thereunder pursuant to the terms thereof, as it may be amended from time to time in accordance with its terms.

         "Collateral Agent" shall mean U.S. Bank National Association (formerly First Bank National Association), as collateral agent under the Collateral Agency Agreement.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

         "Company Request" means a written request of the Issuers in the form of an Officers' Certificate.

         "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period (determined, for purposes of this definition only, without taking into effect clause (x) of the last sentence of the definition thereof) adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense, provided, that consolidated depreciation and amortization of a Subsidiary that is a less than Wholly-owned Subsidiary shall only be added to the extent of the equity interest of such person in such Subsidiary and (iii) Consolidated Fixed Charges, less the amount of all cash payments made by such person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period.

         "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, (b) one-third of Consolidated Rental Payments for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends accrued or payable by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's Wholly-owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuers to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

         "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), less all fees and expenses relating thereto, (b) the net income, if positive, of any person, other than a Consolidated Wholly-owned Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Wholly-owned Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary and (e) net gains or losses in respect of the redemption or repurchase of (i) the 11.35% Mortgage Bonds Series A, due 1999 of Trump Taj Mahal Funding, Inc.,
(ii) the 10 7/8% First Mortgage Notes due 2001 of Trump Plaza Funding, Inc. pursuant to the retirement thereof (and, in respect of the defeased portion thereof, net losses relating to unamortized loan costs) or (iii) the 12 1/2% Pay-in-Kind Notes due 2003 of the Company. To the extent not already reduced thereby, Consolidated Net Income of the Company for any period shall be reduced by the aggregate amount of (x) all Permitted Tax Distributions made during, or distributable in respect of, such period and (y) all payments made during such period pursuant to the TPM Services Agreement.

         "Consolidated Net Worth" of any person at any date means, in the case of a partnership, such person's partners' capital and, in the case of a corporation, the aggregate Consolidated stockholders' equity of such person (plus amounts attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date, and (c) all investments in Subsidiaries that are not Consolidated Subsidiaries and in persons that are not Subsidiaries.

         "Consolidated Rental Payments" of any Person means the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a Consolidated basis in conformity with GAAP, payable in respect of such period under leases of real or personal property (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a Consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, that portion of Consolidated Fixed Charges of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capitalized Lease Obligations.

         "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired), the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

         "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York and 180 East Fifth Street, St. Paul, Minnesota, 55101.

         "CRDA" means the New Jersey Casino Reinvestment Development Authority or any successor entity thereto.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section
2.12.

         "Definitive Securities" mean Securities that are in the form of security attached hereto as Exhibit A but do not include the information called for by footnotes 3 and 6 thereof.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section
2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Capital Stock" means, with respect to any person, an Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event (other than the disqualification of the holder thereof by a Gaming Authority) or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) in whole or in part, on or prior to the final Stated Maturity of the Securities.

         "Egg Harbor Mortgage" shall have the meaning given to it in the Plaza Mortgage.

         "Egg Harbor Parcel" means that warehouse and office facility owned by Plaza Associates and located on the premises known as Block 404 Lots 13 and 14 of the official tax map of Egg Harbor Township, New Jersey, containing approximately 64,000 square feet of space.

         "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership interests in, such Person.

         "Event of Default" shall have the meaning specified in Section 7.1.

         "Event of Loss" means, with respect to any property or asset, any
(i) loss, destruction or damage of such property or asset, or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Excepted Property" shall have the meaning given to it in each of the Mortgages.

         "Excess Proceeds" shall have the meaning specified in Section 5.15.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Securities" means the 11 1/4% Series B First Mortgage Notes (TAC III) due 2006, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Securities for the Initial Securities that may be made by the Company pursuant to the Registration Rights Agreement that contain the information referred to in footnotes 1, 2 and 8 to the form of Security attached hereto as Exhibit A.

         "Existing Notes" means the 11 1/4% First Mortgage Notes due 2006 issued by the Company and Funding pursuant to the Existing Note Indenture.

         "Existing Note Indenture" means the indenture dated April 17, 1996 between the Company, Funding, the guarantors named therein and First Bank National Association (now known as U.S. Bank National Association) pursuant to which the Existing Notes were issued.

         "F, F&E Financing Agreement" means an agreement which creates a Lien upon any after-acquired tangible personal property and/or other items constituting operating assets, which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

         "Facility Lease" shall have the meaning given to it in each of the Mortgages.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any redemption of Securities pursuant to the Gaming Laws means (a) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ")) on which such Securities shall have traded on such trading day, or (b) if no such sales of such Securities occurred on such trading day, the mean between the "bid" and "asked" prices on such national securities exchange or as quoted on the National Market System of NASDAQ, as the case may be, on such last trading day, or (c) if the Securities are not listed or quoted on any national securities exchange or the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Securities have not been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Securities, selected for such purpose by Funding III, or (d) if none of clauses (a) through (c) are applicable, the fair market value of such Securities as of the date of determination as determined in such manner as shall be satisfactory to Funding III, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Securities.

         "Funding" means Trump Atlantic City Funding, Inc., a co-issuer of the Existing Notes.

         "Funding II" means Trump Atlantic City Funding II, Inc., a co-issuer of the TAC II Notes.

         "Funding III" means Trump Atlantic City Funding III, Inc. until a successor replaces it as an Issuer pursuant to this Indenture, and thereafter means such successor.

         "Future Collateral Agreements" means collectively those collateral agreements in favor of the Collateral Agent for the benefit of the Holders and the other lenders secured thereby pursuant to the Collateral Agency Agreement, by the Company or any of its Subsidiaries, as the case may be, including, without limitation, those which are required to be executed and delivered under Section 5.22.

         "Gaming Authority" means the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement or any other governmental agency which regulates gaming in a jurisdiction in which the Company or any of the Subsidiaries conducts gaming activities.

         "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities and any administrative rules or regulations promulgated thereunder, and any other corresponding statutes, rules and regulations.

         "Gaming Licenses" means every material license, material franchise, or other material authorization required to own, lease, operate or otherwise conduct or manage gaming in any state or jurisdiction where the Company or its Subsidiaries conduct business, and any applicable liquor licenses.

         "Generally Accepted Accounting Principles" or "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

         "Global Security" means a Security that contains the information referred to in footnotes 3 and 6 to the form of Security attached hereto as Exhibit A.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "Ground Lease" means the ground lease, as amended or supplemented in accordance with the Mortgage Documents, which expires on December 31, 2078, pursuant to which Plaza Associates is the current lessee, and Plaza Hotel Management Company (the "PHMC Lease") is the current lessor.

         "Guaranteed Debt" of any Person means, without duplication, all indebtedness of any other Person referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
(b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss; provided, that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business; and provided, further, that the obligations of Plaza Associates pursuant to the TPM Services Agreement or the Ground Lease, in each case in effect on the Issue Date or as amended pursuant to terms substantially similar to the terms in effect on the Issue Date, shall not be deemed to be Guaranteed Debt of Plaza Associates.

         "Guarantors" means Plaza Associates, Taj Associates, TACC, TCS, Trump Communications and each existing or future Subsidiary of the Company (other than Funding, Funding II and Funding III).

         "Guaranty" shall have the meaning provided in Section 13.1.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Improvements" shall mean, with respect to either or both of the Casino Hotels, all improvements thereto, including any alteration thereof and the acquisition, construction of any additions related thereto (including adjacent property) or renovations thereof, including without limitation the construction or renovation of additional gaming space or facilities, hotel and restaurant facilities and parking facilities, with all landscaping and other off- and on-site work related thereto.

         "incurrence" shall have the meaning specified in Section 5.11.

         "Incurrence Date" shall have the meaning specified in Section 5.11.

         "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities and obligations, contingent and otherwise, of such Person for borrowed money or representing the balance deferred and unpaid of the purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities or in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interest of such Person, or any warrants, rights or options to acquire such Equity Interest, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) every obligation of such Person issued as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Equity Interest or all or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business,
(e) all obligations under Interest Swap and Hedging Obligations of such Person, (f) all Capitalized Lease Obligations of such Person, (g) all Indebtedness referred to in clauses (a) through (f) above of other Persons and all dividends of other Persons, the payment of which are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (h) all Guaranteed Debt of such Person and (i) all Disqualified Capital Stock of such Person (valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Indenture Obligations" means the obligations of the Issuers and the Guarantors pursuant to this Indenture and the Securities (and any other obligor hereunder or under the Securities) now or hereafter existing, to pay principal, premium, if any, and interest and Liquidated Damages, if any, on the Securities when due and payable, whether on Maturity or an Interest Payment Date, by acceleration, call for redemption, acceptance of any Asset Sale Offer, Change of Control Offer, or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Securities and all other amounts due or to become due in connection with this Indenture, the Securities and the Mortgage Documents, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Issuers and the Guarantors (and any other obligor hereunder or under the Securities), including all costs and expenses incurred by the Trustee or the Holders in the collection or enforcement of any such obligations or realization upon the Mortgage or the security of any Mortgage Documents.

         "Initial Purchaser" means Donaldson Lufkin & Jenrette Securities Corporation.

         "Initial Securities" means the 11 1/4% First Mortgage Notes (TAC III) due 2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 4, 5 and 7 to the form of Security attached hereto as Exhibit A.

         "Independent Directors" shall mean directors who are not officers or employees of THCR or any of its Subsidiaries and who are not Affiliates of Trump or any of his Affiliates.

         "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

         "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

         "Investment" means, with respect to any Person, directly or indirectly, (a) any advance, loan or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), (b) any purchase or other acquisition by such Person of any Equity Interest, bonds, notes, debentures or other securities issued or owned by, any other Person or (c) other than guarantees of Indebtedness of the Issuers or any Subsidiary to the extent permitted by Section 5.11, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person.

         "Issue Date" means the date of first issuance of the Securities under this Indenture.

         "Issuers" shall mean, collectively, the Company and Funding III.

         "Legal Requirements" means all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, of governments, federal, state and municipal.

         "Legal Holiday" shall have the meaning provided in Section 12.7.

         "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired by an Issuer or Guarantor.

         "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

         "Maturity" when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at final Stated Maturity, Change of Control Purchase Date, Asset Sale Offer Purchase Date or the redemption date and whether by declaration of acceleration, call for redemption or otherwise.

         "Mortgages" means collectively, the Taj Mortgage and the Plaza
Mortgage.

         "Mortgage Documents" means the Mortgages, the Assignments of Leases and Rents, the Security Agreement, the Trademark Security Agreements, any Future Collateral Agreements and any UCC-1 financing statements which may be filed in connection therewith.

         "Net Cash Proceeds" (x) of an issuance of Indebtedness or Equity Interests means the cash proceeds of such issuance, net of attorneys' fees, accountants' fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of any taxes paid or payable as a result thereof by the entity making such sale and (y) of an Asset Sale (including for this purpose an Event of Loss) means the aggregate amount of cash and Cash Equivalents received by the Company and its Subsidiaries in respect of such Asset Sale less the sum of all fees, commissions and other expenses incurred in connection with such Asset Sale less, in the case of an Asset Sale only, the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries or distributable by the Company as a Permitted Tax Distribution, in each case, within 12 months of consummating the Asset Sale, in connection with such Asset Sale.

         "Net Proceeds" means the aggregate Net Cash Proceeds and fair market value of property and assets (valued at the fair market value thereof at the time of receipt in good faith by the Company).

         "Notes" means, collectively, the Initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities, which together with the Guaranty, form the Securities.

         "Note Register" means the list of names and addresses of Holders held by the Registrar of the Securities.

         "Obligation" means any principal, premium or interest payment, or Liquidated Damages or monetary penalty, or damages, due by the Issuers or the Guarantors under the terms of the Securities or this Indenture.

         "Offer to Purchase" means any Change of Control Offer or Asset Sale Offer.

         "Offer to Purchase Price" means any Change of Control Offer Price or Asset Sale Offer Price.

         "Offering" means the Notes being offered and issued by the Issuers pursuant to this Indenture.

         "Offering Memorandum" means the final Offering Memorandum of the Issuers dated December 5, 1997, relating to the offering of the Initial Securities in a transaction exempt from the requirements of Section 5 of the Securities Act.

         "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or Assistant Treasurer, the Controller, or the Secretary or Assistant Secretary of such Person.

         "Officers' Certificate" means, with respect to the Issuers or any Guarantor, a certificate signed by two Authorized Representatives of the Issuers or such Guarantor and otherwise complying with the requirements of Sections 12.4(1) and 12.5.

         "Operating Assets" shall have the meaning given to it in each of the Mortgages.

         "Opinion of Counsel" means a written opinion from legal counsel to the Issuers or the Guarantors reasonably acceptable to the Trustee and which complies with the requirements of Sections 12.4 and 12.5. Unless otherwise required by this Indenture, the counsel may be in-house counsel to the Issuers or the Guarantors.

         "Original Policy" shall have the meaning given to it in each of the Mortgages.

         "Parking Parcel Mortgage" shall have the meaning given to it in the Plaza Mortgage.

         "Partners" means each of THCR Holdings and Trump AC Holding or any additional or substitute partners admitted under the Partnership Agreement so long as (i) each is a partner under the Partnership Agreement, unless removed as a partner in accordance with the Partnership Agreement and (ii) no Default or Event of Default occurs as a result thereof.

         "Partnership Agreement" means the Amended and Restated Partnership Agreement of the Company, dated April 17, 1996, as amended from time to time in accordance with its terms.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Permit" means any license (including, without limitation, all Gaming Licenses), franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of either of the Casino Hotels, whether held by Plaza Associates, Taj Associates or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of either of the Casino Hotels as a licensed casino facility), in accordance with all applicable Legal Requirements.

         "Permitted Holder" means Trump and the spouse and descendants of Trump (including any related grantor trusts controlled by, and established and maintained for the sole benefit of, Trump or such spouse or descendants), and the estate of any of the foregoing, but no other Person.

         "Permitted Indebtedness" means the following:

         (a) the Company may incur Indebtedness to any Wholly-owned Subsidiary Guarantor, and any Wholly-owned Subsidiary Guarantor may incur Indebtedness to any other Wholly-owned Subsidiary Guarantor or to the Company, provided, that, in the case of Indebtedness of the Company such obligations shall be unsecured and expressly subordinated in right of payment to the Company's Obligations pursuant to the Securities, and that the date of any event that causes such Subsidiary Guarantor to no longer be a Wholly-owned Subsidiary Guarantor shall be an Incurrence Date;

         (b) the Super Puma Helicopter Lease, but only to the extent no Services Fees are thereafter paid under the TPM Services Agreement; and

         (c) Indebtedness existing on the Issue Date.

         "Permitted Investment" means (a) Investments in any of the Securities; (b) Cash Equivalents; (c) intercompany notes to the extent permitted under clause (a) of the definition of "Permitted Indebtedness"; (d) loans, advances or investments existing on the Issue Date; (e) any Investment in any Wholly-owned Subsidiary of the Company; and (f) any Investment consisting of the extension of gaming credit to customers consistent with industry practice in the ordinary course of business.

         "Permitted Leases" means the following:

         (a) any Capitalized Lease Obligation of the Company or any of its Subsidiaries incurred in accordance with Section 5.11;

         (b) any lease of Plaza Associates or Taj Associates, as tenant or subtenant, existing on the date of this Indenture and listed on a schedule hereto or referred to in the Mortgages (including schedules thereto), including any modifications, amendments, renewals or supplements thereof, provided, that the aggregate annual rent and other costs thereunder are not increased thereby, except as such rent or costs may be increased during any renewed lease term pursuant to the terms of such leases as they exist on the date of this Indenture; and

         (c) any operating leases of the Company or any of its Subsidiaries other than the leases set forth above, provided that the aggregate average annual rent and other payments required thereunder over the terms of such leases shall not exceed $10.0 million.

         "Permitted Liens" means:

         (a) Liens existing on the Issue Date, and Liens securing Refinancing Indebtedness in respect of secured Indebtedness (including the Securities, provided, that the Securities are secured by the assets securing such Refinancing Indebtedness in respect of the Securities on a senior or an equal and ratable basis pursuant to the terms of the Collateral Agency Agreement) existing on the Issue Date;

         (b) the Lien of the Trustee and the Collateral Agent as provided for in this Indenture and in the Mortgage Documents and the Lien of the trustee under the TAC II Note Indenture as provided for in the TAC II Note Indenture and the mortgage documents relating thereto;

         (c)  Indebtedness incurred in accordance with clause (d) of Section
5.11 may be secured by the assets acquired pursuant to the respective capital lease (in the case of Capitalized Lease Obligations) or with the proceeds of the respective F, F&E Financing Agreements, so long as such Liens do not extend to any other assets;

         (d)  INTENTIONALLY LEFT BLANK

         (e)  INTENTIONALLY LEFT BLANK

         (f) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(ii) security for payment of workmen's compensation or other insurance; (iii) good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of money); and (iv) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

         (g) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or any of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

         (h) statutory Liens of carriers, warehousemen, mechanics, landlords, laborers, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or any of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

         (i) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects, which, if they are incurred by the Company or any of its Subsidiaries after it acquires the property subject thereto, are incurred in the ordinary course of business and consistent with industry practices which, individually or in the aggregate, do not materially detract from the value of the property subject thereto (as such property is used or proposed to be used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

         (j) Liens that secure Acquired Indebtedness (and refinancings thereof pursuant to clause (f) of Section 5.11), provided, in each case, that such Liens do not secure any property or assets other than the property or asset so acquired and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

         (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or such Subsidiary;

         (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

         (m) Liens on the Equity Interests of the Company or any of its Subsidiaries in favor of or to the extent required to be pledged for the benefit of holders of the Senior Notes or of any Refinancing Indebtedness in respect thereof; and

         (n) a notice of intention filed by a mechanic, materialman or laborer under the New Jersey mechanic's lien law, or a building contract filed by a contractor or subcontractor thereunder.

         "Permitted Tax Distributions" means for each tax year that the Company qualifies as a partnership or substantially similar pass-through entity under the Code or any similar provision of state or local law, distributions of Tax Amounts in respect of the jurisdictions in which the Company so qualifies as a partnership or substantially similar pass-through entity; provided, that (A) prior to any Permitted Tax Distribution a knowledgeable and duly authorized officer of Funding III shall certify, and counsel reasonably acceptable to the Trustee shall opine, that the Company qualifies as a partnership or substantially similar pass-through entity for federal income tax purposes and under similar laws of the states in respect of which such distributions are being made and (B) at the time of such distributions, the most recent audited financial statements of the Company provide that the Company was treated as a partnership for federal income tax purposes for the period of such financial statements. Distributions of Tax Amounts may be made between the tenth and twentieth day of each January (provided that payments in respect of estimated state or local taxes due in January may instead, at the option of the Company, be paid during the last five days of the immediately preceding December), April, June and September, based upon the minimum estimated tax payments in respect of Tax Amounts which would then be due and payable, and during the tenth through twentieth day of April or within ten days of the reconciliation described in the immediately succeeding sentence, with respect to any additional tax payments owing in respect of the prior fiscal year. Within sixty days of the Company's filing of the Internal Revenue Service Form 1065 for the applicable tax year, a reconciliation shall be made of the Permitted Tax Distributions actually paid versus the amount permitted to be paid as Permitted Tax Distributions based upon the final results of the applicable tax year. In addition, prior to any Permitted Tax Distributions, each Partner shall have entered into a binding agreement promptly to reimburse the Company for any positive difference between the distributed amount and the Tax Amount as finally determined; provided, however, that, if the Partners of the Company do not promptly reimburse the Company for any positive difference between the distributed amount and the Tax Amount, then the Permitted Tax Distributions during the year in which such reimbursement should have been made shall be reduced by the unreimbursed amount until the Permitted Tax Distributions for such year are zero and, thereafter, Permitted Tax Distributions shall be reduced in the succeeding years until the unreimbursed amount not used to reduce Permitted Tax Distributions is zero.

         "Person" or "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plaza Associates" means Trump Plaza Associates, a Wholly-owned Subsidiary of the Company.

         "Plaza Mortgage" means that certain Indenture of Mortgage and Security Agreement by Plaza Associates and the Collateral Agent dated the date hereof in favor of the Holders and the other lenders secured thereby pursuant to the Collateral Agency Agreement as the same may be amended from time to time in accordance with its terms.

         "Pleasantville Warehouse" means that warehouse and office facility owned by Taj Associates and located on the premises known as Lot 15 Block 190 on the official tax maps of

Pleasantville, New Jersey and Lot 9 Block 801 of the official tax maps of the Township of Egg Harbor, New Jersey, containing approximately 23,000 square feet of space.

         "Principal" or "principal" of any Indebtedness (including the Securities) means the principal of such Indebtedness plus any applicable premium, if any, on such Indebtedness.

         "Property" or "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, indirect or direct.

         "Purchase Price" means any Change of Control Purchase Price or Asset Sale Offer Price.

         "Qualified Capital Stock" means any Equity Interest of the Company that is not Disqualified Capital Stock.

         "Qualified Exchange" means (a) any repurchase, redemption or other acquisition or retirement of any shares of any class of Equity Interests of the Company on or after April 17, 1996 in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of, Qualified Capital Stock of the Company; or (b) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Indebtedness of, or guaranteed by, the Company on or after April 17, 1996 in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale of, Qualified Equity Interests of the Company.

         "Realty Warehouse" means that warehouse facility owned by Taj Associates located on the premises known as Lots 6, 22, 39, 58, 68, 85 in Block 119 and Lots 23, 33, 44, 58, 65 and 66 in Block 120, on the official tax maps of Atlantic City, New Jersey, containing approximately 34,500 square feet of space.

         "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the applicable form of Security.

         "Redemption Price,"when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

         "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

         "Refinancing Indebtedness" means the Indebtedness or Disqualified Capital Stock issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or constituting an amendment, modification or supplement to, or a deferral or renewal of (collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders than was the Indebtedness or Disqualified Capital Stock to be so refinanced, (C) such Refinancing Indebtedness shall be secured only by the assets (if any) securing the Indebtedness to be so refinanced and (D) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of the corresponding installment of principal of the Indebtedness or Disqualified Capital Stock to be so refinanced which was scheduled to come due prior to the Stated Maturity.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchasers, the Issuers and the Guarantors as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Related Business" means the business conducted (or proposed to be conducted) by Plaza Associates or Taj Associates as of the Issue Date and any and all businesses that in good faith judgment of the Board of Directors of Funding III are related businesses in Atlantic County, New Jersey or are related to the Casino Hotels.

         "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Securities pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Issuers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any material Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of such Security is required to be found suitable or to otherwise qualify under any gaming laws and is not found suitable or so qualified within a reasonable period of time.

         "Restricted Funds Account" means a segregated bank account of the Company or any of its Subsidiaries subject to the Lien of the Collateral Agent pursuant to the Security Agreement, the proceeds of which are invested in cash or Cash Equivalents pending any use permitted by Section 5.15.

         "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents.

         "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any Subsidiary or parent of such person,
(b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Indebtedness of, or guaranteed by, such Person, any parent of such Person or any Subsidiary prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness (including any payment in respect of any amendment of the terms of any such Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), (d) in connection with the designation of a Person as an Unrestricted Subsidiary, a Restricted Payment shall be deemed to exist in the amount provided in the definition of Unrestricted Subsidiary contained herein and (e) any Restricted Investment by such person; provided, that the term "Restricted Payment" does not include
(i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (ii) any dividend, distribution or other payment to the Company or to any of its Wholly-owned Subsidiaries or any Subsidiary Guarantor.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Securities" means, collectively the initial Securities and, when and if issued as provided in the Registration Rights Agreement, the Exchange Securities.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Security Agreement" means the security agreement dated April 17, 1996 between the Collateral Agent, the Issuers and the Guarantors, as it may be amended or supplemented from time to time in accordance with its terms.

         "Securityholder."  See "Holder."

         "Senior Notes" means the 15 1/2% Senior Secured Notes due 2005 of THCR Holdings and Trump Hotels & Casino Resorts Funding, Inc.

         "Services Fee" means, for any period, the amount of the fee payable by Plaza Associates under the TPM Services Agreement for such period.

         "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity" when used with respect to any Security means May 1, 2006 and when used with respect to any other Indebtedness means the dates specified in such other Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

         "Subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and has a majority ownership interest. Notwithstanding the foregoing, no Unrestricted Subsidiary shall be considered a Subsidiary of the Company or any of its other Subsidiaries for purposes of the Securities and this Indenture. Unless the context otherwise requires, all references herein to "Subsidiaries" shall be to the direct and indirect to Subsidiaries of the Company for purposes of the Securities and this Indenture.

         "Super Puma Helicopter Lease" means that certain Aircraft Lease Agreement, dated as of March 9, 1992, between The CIT/Group Equipment Financing, Inc., as Lessor, and Trump Plaza Management Corp., as Lessee, as it may be amended to modify the expiration date to the end of the last renewal period currently contained therein, together with all the obligations of the parties thereunder and related thereto.

         "Superior Mortgages" means those certain mortgages, each as in effect on the Issue Date, known as the "Rothenberg," "CFS," "Wozo" and "Arbor" mortgages, securing the Plaza Garage Parcel, the Egg Harbor Parcel and certain property used or to be used for surface parking, as more fully described in the Mortgage Documents.

         "TAC II Notes" means the 11 1/4% First Mortgage Notes (TAC II) due 2006 issued by the Company and Funding II pursuant to the TAC II Notes Indenture, contemporaneously with the issue of the Notes.

         "TAC II Notes Indenture" means the indenture dated the date hereof between the Company, Funding II, the guarantors named therein and U.S. Bank National Association pursuant to which the TAC II Notes were issued.

         "TACC" means Trump Atlantic City Corporation, a Wholly-owned Subsidiary of the Company.

         "Taj Associates" means Trump Taj Mahal Associates, a Wholly-owned Subsidiary of the Company.

         "Taj Mortgage" means that certain Indenture of Mortgage and Security Agreement dated the date hereof between Taj Associates and the Collateral Agent, for the benefit of the Holders and the other lenders secured thereby pursuant to the terms of the Collateral Agency Agreement as it may be amended from time to time in accordance with its terms.

         "Tangible Personal Property" shall have the meaning given to it in the Mortgages.

         "Tax Amounts" with respect to any year means an amount no greater than (a) the higher of (i) the product of (A) the taxable income of the Company (treating the Company as if it were an individual) for such year as determined in good faith by the Board of Directors of Funding and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Company (treating the Company as if it were an individual) for such year as determined in good faith by the Board of Directors of Funding and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized (without regard to the actual realization) by its Partners in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

         "Tax Percentage" means the highest, aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any Partner of the Company would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm); provided, that in no event shall the Tax Percentage be greater than the sum of (x) the highest, aggregate effective marginal rate of federal, state, and local income tax or, when applicable, alternative minimum tax, to which the Company would have been subject if it were a C corporation, for federal income tax purposes, and (y) 5 percentage points. If any Partner or Upper Tier Owner of the Company is an S corporation, partnership or similar pass-through entity for federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or partner of such Partner or Upper Tier Owner, as the case may be.

         "TCS" means Trump Casino Services L.L.C., a Wholly-owned Subsidiary of the Company.

         "THCR" means Trump Hotels & Casino Resorts, Inc., a Delaware corporation.

         "THCR Holdings" means Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership.

         "TPM Services Agreement" means the Amended and Restated Services Agreement, dated June 24, 1993, between Plaza Associates and Trump Plaza Management Corp.

         "Trademark Security Agreements" means the trademark security agreements dated April 17, 1996 between Plaza Associates and Taj Associates, respectively, and the Collateral Agent, as they may be amended or supplemented from time to time in accordance with the terms thereof.

         "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.6.

         "Trump" means Donald J. Trump.

         "Trump AC Holding" means Trump Atlantic City Holding, Inc., a Delaware corporation.

         "Trump Communications" means Trump Communications, L.L.C., a wholly-owned Subsidiary of the Company.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, secretary, assistant secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the corporate trust department (or any successor group) of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Company, as provided below) provided that such Subsidiary does not and shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Company may designate any Person (other than Plaza Associates, Taj Associates, TACC, TCS, Trump Communications, Funding III and any direct or indirect holder of Equity Interest therein) to be an Unrestricted Subsidiary if (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) either (x) such Subsidiary, at the time of designation thereof, has no assets, (y) such Subsidiary is designated an "Unrestricted Subsidiary" at the time of Acquisition by the Company, in the case of Subsidiaries acquired after the Issue Date or (z) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in paragraph
(a) of Section 5.11, and (c) such Subsidiary does not own any Equity Interests in, or own or hold any Lien on any property of, the Company or any other Subsidiary (excluding other Unrestricted Subsidiaries). Any such designation also constitutes a Restricted Payment (to the extent such amount is in excess of $0.00) in an amount equal to the sum of (x) net assets of such Subsidiary at the time of the designation, unless in the case of this clause (x) the designation is made pursuant to clause (b)(y) of the first sentence of this definition, in which case the amount of consideration paid by the Company and its Subsidiaries to effect such Acquisition (excluding Qualified Equity Interests of THCR issued in connection therewith) shall be the amount for purpose of this clause (x), and (y) the maximum amount of Guaranteed Debt of the Company and its Subsidiaries in respect of the designated Subsidiary which is to be outstanding immediately after such designation, in each case for purposes of Section 5.3. Subject to the foregoing, the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio test in paragraph
(a) of Section 5.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

         "Upper Tier Owner" means (i) if a Partner is an S corporation, partnership or similar pass-through entity for federal income tax purposes, any shareholder or partner of such Partner and (ii) if any such shareholder or partner referred to in (i) above is an S corporation, partnership or similar pass-though entity for federal income tax purposes, any shareholder or partner of such person.

         "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Voting Stock" with respect to any Person means all classes of Equity Interests of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

         "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or another Wholly-owned Subsidiary of the Company.

         SECTION 1.2    Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

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


         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture securityholder" means a Holder or a Securityholder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuers, each Guarantor and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein, have the meanings assigned to them thereby.

         SECTION 1.3    Rules of Construction.

         Unless the context otherwise requires:

              (i) a term has the meaning assigned to it;

              (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (iii) "or" is not exclusive;

              (iv) words in the singular include the plural, and words in the plural include the singular;

              (v) provisions apply to successive events and transactions;

              (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

              (vii) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                    ARTICLE II
                                   THE SECURITIES

         SECTION 2.1    Form and Dating.

         The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, and each Note shall be endorsed with the Guaranty substantially in the form of Exhibit B hereto, each of which Exhibits is incorporated into and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuers shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto or the form of Guaranty attached as Exhibit B hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall represent the aggregate amount of outstanding Securities that may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

         SECTION 2.2    Execution and Authentication.

         Two Authorized Representatives shall sign, or one Authorized Representative shall sign and one Authorized Representative shall attest to, the Securities for the Issuers by manual or facsimile signature. The Issuers' seals shall be impressed, affixed, imprinted, or reproduced on the Securities and may be in facsimile form.

         If an Authorized Representative whose signature is on a Security was an Authorized Representative at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Issuers shall nevertheless be bound by the terms of the Securities and this Indenture.

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


         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security, but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate Initial Securities for original issue in the aggregate principal amount of up to $25,000,000 and shall authenticate Exchange Securities for original issue in the aggregate principal amount of up to $25,000,000, in each case upon a written order of the Issuers in the form of an Officers' Certificate; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $25,000,000, except as provided in
Section 2.7. Upon the written order of the Issuers in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Issuers.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers, any Affiliate of the Issuers or any of their respective Subsidiaries.

         Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.3 Registrar and Paying Agent.

         The Issuers shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency in the Borough of Manhattan, The City of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Issuers in respect of the Securities may be served. Unless a Default or Event of Default has occurred and is continuing, the Issuers or any of their Subsidiaries may act as Registrar or Paying Agent, except that, for the purposes of Articles III, IX, XI and
Section 5.15 and as otherwise specified in this Indenture, neither the Issuers, any Guarantor nor any other obligor on the Securities nor any Affiliate of the Issuers, any Guarantor or such other obligor shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional

Paying Agent. The Issuers hereby initially appoint the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act until such time as the Trustee has resigned or a successor has been appointed. The Company may change any Registrar, Paying Agent or co-Registrar without notice to any Holder.

         The Issuers shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         The Issuers initially appoint The Depositary Trust Company ("DTC"), to act as Depositary with respect to the Global Securities.

         The Issuers initially appoint the Trustee to act as Securities Custodian with respect to the Global Securities.

         SECTION 2.4 Paying Agent to Hold Assets in Trust.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Securities (whether such assets have been distributed to it by the Issuers, a Guarantor or any other obligor on the Securities), and shall notify the Trustee in writing of any Default by the Issuers, a Guarantor or any other obligor on the Securities in making any such payment. If the Issuers, a Guarantor, any other obligor on the Securities or a Subsidiary of the Issuers acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Issuers at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuers or any Guarantor to the Paying Agent, the Paying Agent (if other than the Issuers, a Guarantor or any other obligor on the Securities) shall have no further liability for such assets.

         SECTION 2.5 Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders. The Trustee, the Registrar and the Issuers shall provide a current securityholder list to any Gaming Authority upon demand.

         SECTION 2.6 Transfer and Exchange.

           (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

                   (x) to register the transfer of such Definitive
Securities; or

                   (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for registration of transfer or exchange:

                   (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                   (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                   (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                   (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                   (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                   (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

             (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                   (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                   (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

         (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

         (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

              (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

              (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

              (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security); or

              (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Security); or

                   (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Issuers will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Security in the appropriate principal amount.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

              (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                  (i) the Depositary for the Securities notifies the Issuers that the Depositary is unwilling or unable to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Issuers within ninety days after delivery of such notice; or

                   (ii) the Issuers, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture, then the Issuers will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

              (g)  Legends.

                   (i) Except as permitted by the following paragraphs (ii) and (iii) each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

              "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES,
         (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUIB IN A TRANSACTION METING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH

         TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
         (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING. "

                       (ii) Upon any sale or transfer of a Transfer
         Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

                       (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer
         Restricted Security; and

                       (B) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                        (iii) Any Exchange Securities issued in connection with the Exchange Offer shall not bear the legend set forth in (i) above and the Trustee shall rescind any restriction on the transfer of such Exchange Securities.

               (h) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

               (i) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                   (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

                   (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14 (clause 8 of the fifth paragraph), 9.5, or
         10.1 hereof).

                   (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or
         Section 4.14 hereof or redemption of

         Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                   (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

              (j) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for all purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

         SECTION 2.7 Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Issuers, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuers and the Trustee, to protect the Issuers, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuers may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Issuers, and, to the extent of the Guaranty, the Guarantors.

         SECTION 2.8 Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except, including any Security represented by a Global Security, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because an obligor or an Affiliate of the Issuers holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

         If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuers, the Guarantors (or any other obligor on the Securities) or an Affiliate of the Issuers or any Guarantor (or such other obligor)) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest (and Liquidated Damages, if any) due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue unless any such obligor defaults in its obligations with respect thereto.

         SECTION 2.9 Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Issuers, any Guarantor or any other obligor on the Securities and Affiliates of the Issuers, shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

         SECTION 2.10 Temporary Securities.

         Until Definitive Securities are ready for delivery, the Issuers may prepare, the Guarantors shall endorse and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuers reasonably and in good faith consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare, the Guarantors shall endorse and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 2.11 Cancellation.

         The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuers or any Guarantor (or any other obligor on the Securities) or an Affiliate of the Issuers or any Guarantor (or such other obligor)), and no one else, shall cancel and, at the written direction of the Issuers, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuers may not issue new Securities to replace Securities they have paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 2.12 Defaulted Interest.

         If the Issuers default in a payment of interest on the Securities, they shall pay the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the persons who are Holders on a Record Date (or at the Issuers' option a subsequent special record date) which date shall be the fifteenth day next preceding the date fixed by the Issuers for the payment of defaulted interest, whether or not such day is a Business Day, unless the Trustee fixes another record date. At least 15 days before the subsequent special record date, the Issuers shall mail to each Holder with a copy to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

         SECTION 2.13 CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                    REDEMPTION

         SECTION 3.1 Right of Redemption.

         Redemption of Securities shall be made only in accordance with this
Article III. At their election, the Issuers may redeem the Securities in whole or in part, at any time on or after May 1, 2001, at the Redemption Prices specified under the caption "Redemption" in the Form of Security attached as Exhibit A hereto, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable Redemption Date. Except as provided in this paragraph, Section 3.2 and paragraph 5 of the Securities, the Securities may not otherwise be redeemed at the option of the Issuers.

         SECTION 3.2 Redemption Pursuant to Applicable Laws.

         Notwithstanding the provisions of this Indenture, if the CCC does not waive the qualification requirements as to any Securityholder (whether the record owner or beneficial owner) and requires that such Securityholder be qualified under the Casino Control Act, then, in such event, such Securityholder must qualify under the Casino Control Act. If a Securityholder does not so qualify, the Securityholder must dispose of its interest in the Securities, within 30 days after the Issuers' receipt of notice of such finding (or within such earlier date as the CCC may require), or the Issuers may redeem the Securities of such Holder, in whole or in part, pursuant to, and in accordance with, a Required Regulatory Redemption. Notwithstanding any other provision of this Indenture, the Securities of such Holder shall also be redeemable at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Issuers require the redemption of any Security pursuant to this Section 3.2, then the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (or such lesser amount as may be required by applicable law or by order of any Gaming Authority). The Issuers shall tender the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, to the Trustee no less than 30 and no more than 60 days after the Issuers give the Securityholder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be required by applicable law. The Issuers shall notify the Trustee of any disposition or redemption required under this Section 3.2, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Securityholder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, upon tender of such Security.

         SECTION 3.3 Notices to Trustee.

         If the Issuers elect to redeem Securities pursuant to Article III (including, without limitation, Section 3.2), they shall notify the Trustee in writing of the date on which the applicable Securities are to be redeemed ("Redemption Date") and the principal amount thereof to be redeemed and whether they want the Trustee to give notice of redemption to the Holders.

         The Company shall give each notice to the Trustee provided for in this Section 3.3 at least 30 days before the Redemption Date (unless a shorter notice shall be required by applicable law or by order of any Gaming Authority). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Securityholder and shall thereby be void and of no effect.

         SECTION 3.4 Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to the first paragraph of Paragraph 5 thereof, the Trustee shall, if applicable, select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable Depositary legal and stock exchange requirements.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.5 Notice of Redemption.

         At least 30 days but not more than 60 days before each Redemption Date (unless another notice period shall be required by applicable law or by order of any Gaming Authority), the Issuers shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law) to such Holder's last address as then shown upon the First Mortgage Note Register. At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

         (1)  the Redemption Date;

         (2) the Redemption Price, plus the amount of accrued and unpaid interest to be paid upon such redemption;

         (3)  the name, address and telephone number of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (5) that, unless (a) the Issuers default in their obligation to deposit U.S. Legal Tender with the Paying Agent in accordance with Section 3.7 or (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

         (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

         (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed;

         (8)  the CUSIP number of the Securities to be redeemed;

         (9) in the case of a Required Regulatory Redemption, the circumstances pursuant to which such Required Regulatory Redemption is being effected; and

         (10) that the notice is being sent pursuant to this Section 3.5 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

         SECTION 3.6    Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.5, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest constituting part of the Redemption Price shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 3.7    Deposit of Redemption Price.

         On or before the Redemption Date, the Issuers shall deposit with the Paying Agent (other than the Issuers, any of the Guarantors (or any other obligor on the Securities) or an Affiliate of the Issuers or any of the Guarantors or any other obligor on the Securities), U.S. Legal Tender sufficient to pay the Redemption Price, plus accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuers any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Issuers.

         If the Issuers comply with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph and the other provisions of this Article III, interest shall continue to accrue and be paid from and including the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 hereof and the Securities.

         SECTION 3.8    Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.


                                     ARTICLE IV

                                      SECURITY

         SECTION 4.1     Security Interest.

              (a) In order to secure the prompt and complete payment and performance in full of the Indenture Obligations, the Issuers, the Guarantors, the Trustee and the Collateral Agent have entered into this Indenture and the Mortgage Documents, as applicable, required to be entered into on the Issue Date. Each Holder, by accepting a Security, agrees to all of the terms and provisions of this Indenture, the Mortgage Documents and the Collateral Agency Agreement, and the Trustee and the Collateral Agent agree to all of the terms and provisions of this Indenture, the Mortgage Documents and the Collateral Agency Agreement, as applicable, as this Indenture, the Mortgage Documents and the Collateral Agency Agreement may be amended from time to time pursuant to the provisions thereof and hereof.

              (b) Subject to the terms of the Collateral Agency Agreement, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as the only security for the Indenture Obligations and other lenders secured thereby pursuant to the Collateral Agency Agreement. The Collateral is to be held by the Collateral Agent for the benefit of the Trustee acting for the equal and ratable benefit of the Holders and for the benefit of any other Designated Representative, subject to the terms of the Collateral Agency Agreement.

              (c) The provisions of TIA Section 314(d), and the provisions of TIA Section 314(c)(3) to the extent applicable by specific reference in this Article IV, are hereby incorporated by reference herein as if set forth in their entirety, except that, as set forth in Section 4.4, TIA Section
 314(d) need not be complied with in certain respects.

         SECTION 4.2    Recording; Opinions of Counsel.

              (a) Each of the Issuers and the Guarantors warrants and represents that it has caused to be executed and delivered and covenants that it will promptly cause to be executed and delivered, filed and recorded, all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at the Issuers' expense, as are necessary to effect and maintain valid and perfected security interests in the Collateral as required under the Mortgage Documents. Each of the Issuers and the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the Mortgage Documents, the Collateral Agency Agreement and herein. Each of the Guarantors warrants and represents that it has caused to be executed and delivered, and covenants that it will promptly cause to be executed and delivered, filed and recorded all instruments and documents, and has done and will do or will cause to be done all such acts and other things, at such Guarantor's expense, as are necessary to effect and maintain valid and perfected Liens in the Collateral as required under the Mortgage Documents. Each of the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded, all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the security interests under the Mortgage Documents and herein.

              (b) The Issuers shall furnish to the Trustee and the Collateral Agent, concurrently with or promptly after the execution and delivery of this Indenture and the Mortgage Documents and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion(s) of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee and the Collateral Agent, either (i) this Indenture, the Mortgage Documents, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective such valid Liens and to perfect such Liens intended to be created by this Indenture, the Mortgage Documents and the Collateral Agency Agreement, and reciting the details of such action, or (ii) no such action is necessary to effect and maintain in full force and effect the validity and perfection of the Liens under the Mortgage Documents, the Collateral Agency Agreement and hereunder.

              (c) The Issuers shall furnish to the Trustee, on or prior to May 1, of each year commencing in 1998, an Opinion(s) of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (A) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Mortgage Documents, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the validity and perfection of Liens under the Mortgage Documents, the Collateral Agency

Agreement and hereunder in full force and effect and reciting the details of such action, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Mortgage Documents and the Collateral Agency Agreement, or (B) no such action is necessary to maintain in full force and effect the validity and perfection of the Liens under the Mortgage Documents and hereunder.

         SECTION 4.3    Disposition of Certain Collateral.

              (a) The Company and its Subsidiaries may, without requesting the release or consent of the Trustee and the Collateral Agent, but otherwise subject to the requirements of this Indenture and the Mortgage Documents:

         (i) in the ordinary course of business for the casino industry, convey, sell, lease, transfer, assign, or otherwise dispose of, free from the Liens under the Mortgage Documents and hereunder, assets acquired and held for resale in the ordinary course of business;

         (ii) other than a Casino Sale, convey, sell, lease, transfer or otherwise dispose of, free from the Liens under the Mortgage Documents and hereunder, assets pursuant to and in accordance with Section 6.1 of this Indenture;

         (iii) convey, sell, lease, transfer, assign or otherwise dispose of, free from the Liens under the Mortgage Documents and hereunder, three warehouses and related facilities (the Egg Harbor Parcel, the Pleasantville Warehouse and the Realty Warehouse) in exchange for any type of consideration so long as the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value;

         (iv) convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Wholly-owned Subsidiaries of the Company so long as they continue to be subject to a Lien under the Mortgage Documents; and

         (v) subject to the provisions of the Mortgage Documents pertaining to disposal of real property, sell, assign, transfer, license or otherwise dispose of, free from the Liens under the Mortgage Documents and hereunder, any assets or property in accordance with Section 5.15 (including, without limitation, pursuant to Section 5.15(a)); provided that the proceeds of such sale, assignment, transfer, license or other disposition are applied in the manner set forth in Section 5.15.

         (vi) sell or dispose of, free from the Liens under the Mortgage Documents, any Tangible Personal Property which, in the Company's reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses, and no purchaser of any such property shall be bound to inquire into any question affecting the Company's or any of its Subsidiaries' rights to sell or otherwise dispose of the same free from the Liens under the Mortgage Documents;

         (vii) alter, repair, replace, change shall the location or position of and add to any Property; provided, however, that no change shall be made in the location of any such property subject to the Liens under the Mortgage Documents which would in any respect impair the security of the Liens under the Mortgage Documents upon such property; or

         (viii) renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when, in the Company's or any of its Subsidiaries' reasonable opinion, it is prudent to do so.

         Notwithstanding the provisions of subsection (a) above, the Net Cash Proceeds from any disposition described in clauses (ii) through (viii) above shall be held in a Restricted Funds Account, pending application (which shall be restricted only as provided in Section 5.15).

                 (b) Notwithstanding the provisions of subsection (a) above, the Issuers shall not dispose of or transfer (by lease, assignment, license, sale or otherwise) or pledge, mortgage or otherwise encumber Collateral pursuant to the provisions of Section 4.3(a) with a fair value of 10% or more of the aggregate fair value of all Collateral then existing in any calendar year.

                 (c) In the event that the Issuers or any Guarantor have sold, exchanged, or otherwise disposed of or propose to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 4.3 may be sold, exchanged or otherwise disposed of by the Issuers or any Guarantor without consent of the Trustee, and the Issuers request the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under the Mortgage Documents, the Trustee shall execute (or if appropriate, request the Collateral Agent to execute) such an instrument prepared by the Issuers or a Guarantor, upon delivery to the Trustee of an Officers' Certificate by the Issuers reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and certifying that such property is property which by the provisions of this Section 4.3 may be sold, exchanged or otherwise disposed of or dealt with by the Issuers or the Guarantors without any release or consent of the Trustee or the Holders; provided, that the Trustee shall have no liability thereunder (except for its gross negligence or willful misconduct) and all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) shall be paid by the Company.
The Trustee and the Collateral Agent shall be authorized to conclusively rely on such certification.

                 (d) Any disposition of Collateral made in compliance with the provisions of this Section 4.3 shall be deemed not to impair the Liens under the Mortgage Documents and hereunder in contravention of the provisions of this Indenture.

         SECTION 4.4    Certain Releases of Collateral.

         Subject to applicable law, the release of any Collateral from Liens created by the Mortgage Documents or the release of, in whole or in part, the Liens created by the Mortgage Documents, will not be deemed to impair the Mortgage Documents in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable Mortgage Documents and pursuant to, and in accordance with, the terms hereof. To the extent applicable, without limitation, the Issuers, each Guarantor and each other obligor, if any, on the Securities shall cause TIA Section 314(d), relating to the release of property or securities from the Liens of the Mortgage Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by two Authorized Representatives, except in cases in which TIA
Section 314(d) requires that such certificate or opinion be made by an independent person. The Issuers shall not be required under this Indenture to deliver to the Trustee any certificates or opinions required to be delivered pursuant to Section 314(d) of the TIA in connection with releases of Collateral in accordance with Section 4.3(a) (ii) hereunder, unless TIA
Section 314(d) would require such certificate or opinion to be made by an independent person.

         SECTION 4.5    Payment of Expenses.

         On demand of the Trustee, the Issuers forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this Article IV, including the reasonable fees and expenses of counsel and all such sums shall be a Lien upon the Collateral and shall be secured thereby.

         SECTION 4.6    Suits to Protect the Collateral.

         Subject to Section 4.1 of this Indenture and to the provisions of the Mortgage Documents, the Trustee (to the extent not granted to the Collateral Agent pursuant to the Collateral Agency Agreement) shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Mortgage Documents or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in contravention of this Indenture or be prejudicial to the interests of the Holders or the Trustee. The Trustee shall give notice to the Issuers promptly following the institution of any such suit or proceeding.

         SECTION 4.7    Trustee's Duties.

         The powers and duties conferred upon the Trustee by this Article IV are solely to protect the Liens and shall not impose any duty upon the
Trustee to exercise any such powers and duties, except as expressly provided
in this Indenture, the Mortgage Documents or the TIA.   The Trustee shall not
be under any duty to the Issuers or any Guarantor whatsoever to make or give any presentment, demand for performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice or demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture or the Mortgage Documents. The Trustee shall not be liable to the Issuers or any Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Issuers or any Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Issuers or any Guarantor to comply with any recording, filing, or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

         SECTION 4.8    Restricted Funds Account.

         The Company or any of its Subsidiaries shall maintain and establish a Restricted Funds Account as provided in the Security Agreement, which, subject to the terms of the Collateral Agency Agreement, shall hold Cash Collateral for the equal and ratable benefit of the Holders (without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations) and the other lenders secured thereby pursuant to the Collateral Agency Agreement. Upon delivery of an Officers' Certificate from the Company or any of its Subsidiaries notifying the Trustee and the Collateral Agent of the release of funds from the Restricted Funds Account and certifying that such funds will be used in compliance with Section 5.15 within the time provided by Section 5.15, but not later than 30 days after the transfer of such funds, the Company or its Subsidiary, as the case may be, may transfer such funds from the Restricted Funds Account.

         The Issuers or any Guarantor may invest Cash Collateral in the Restricted Funds Account only in Cash Equivalents. Interest and other amounts earned on such Cash Collateral shall be held by the Collateral Agent in the Restricted Funds Account as additional Collateral.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1    Payment of Securities.

         The Issuers shall pay the principal of and interest (and Liquidated Damages, if any) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest (and Liquidated Damages, if any) on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuers, any of the Guarantors (or any other obligor on the Securities) or an Affiliate of either of the Issuers or any of the Guarantors (or such other obligor)) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary's procedures on that date, U.S. Legal Tender deposited and designated for and sufficient to pay the installment.

         The Issuers shall pay interest (and Liquidated Damages, if any) on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

         SECTION 5.2    Maintenance of Office or Agency.

         The Issuers shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. No service charge will be made for any registration of transfer, exchange or redemption of Securities, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 12.2.

         The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or recession shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Corporate Trust Office of the Trustee as such office.

         SECTION 5.3    Limitation on Restricted Payments.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in paragraph (a) of Section 5.11, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after April 17, 1996, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company and its Consolidated Subsidiaries for the period (taken as one accounting period) commencing on the first day of the first fiscal quarter commencing prior to April 17, 1996, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net

Cash Proceeds received by the Company after April 17, 1996 and on or prior to the date of such proposed Restricted Payment from (i) the sale of its Qualified Capital Stock (other than (x) to a Subsidiary of the Company, (y) to the extent applied in connection with a Qualified Exchange and (z) in connection with the equity offering by THCR prior to or substantially concurrent with the issuance of the Existing Notes on April 17, 1996, including the exercise of the underwriters' over allotment option, except for amounts the Company received therefrom (including by Capital Contribution) in excess of $270 million) or (ii) (without duplication) other Capital Contributions.

         The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit (v) (I) distributions by the Company pursuant to the terms of the Partnership Agreement as in effect on the Issue Date to THCR Holdings to the extent promptly distributed to and/or applied by THCR Holdings or THCR (A) to pay reasonable general and administrative expenses of such persons, including directors' fees and premiums for directors' and officers' liability insurance, which distributions shall not exceed $10.0 million in any consecutive four-quarter period, (B) to make indemnification payments as required by the Certificate of Incorporation of THCR as in effect on April 17, 1996 or (C) to effect redemption of any Equity Interest of THCR if (x) counsel to THCR delivers an opinion that failure to so redeem would subject THCR to an adverse action by a Gaming Authority (or, if applicable, a failure to act by a Gaming Authority that is adverse to THCR) and (y) THCR determines (as evidenced by a resolution of its Board of Directors delivered to the Trustee) that such adverse action (or, if applicable, such failure to act) would be likely to have a material adverse effect on THCR, and (II) distributions by the Company to THCR Holdings to the extent promptly distributed to and applied by THCR to pay any tax liability resulting from the distributions provided for in (I) above, as required by the Partnership Agreement, (w) distributions by the Company to THCR Holdings in an amount not to exceed (I) $50.0 million in the aggregate minus (II) the aggregate amount of any Restricted Payments made pursuant to clause (w) of the second paragraph of Section 5.3 contained in the Existing Note Indenture on or prior to the Issue Date, to the extent applied by THCR Holdings, within 20 Business Days of receiving such distribution, to the next scheduled interest payment on the Senior Notes or any Refinancing Indebtedness with respect thereto (provided, that solely in the case of this clause (w), clause (1) of the immediately preceding paragraph will not prohibit a distribution hereunder except in the case of an Event of Default under clause (a) or (b) of Section
7.1 hereof), (x) a Qualified Exchange, (y) for so long as the Company is a partnership or substantially similar pass-through entity for Federal income tax purposes, cash distributions made by the Company to its Partners from time to time in amounts not to exceed the Permitted Tax Distributions, so long as the payments are made at the time permitted by the second sentence of the definition of Permitted Tax Distributions contained herein, or (z) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, the immediately preceding paragraph will not prohibit the purchase by the Company of Existing Notes substantially concurrently with a purchase by the Company of TAC II Notes pursuant to a Change of Control Offer or an Asset Sale Offer in accordance with the TAC II Notes Indenture and the Existing Note Indenture, respectively. The full amount of any Restricted Payment made pursuant to the foregoing clauses (v), (w), (y) and (z) of the second preceding sentence (but not pursuant to the immediately preceding sentence or to clause (x) of the second preceding sentence), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

         SECTION 5.4    Corporate and Partnership Existence.

         Subject to Article VI, each of the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their corporate or partnership existence, as the case may be, and the corporate or other existence of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the rights (charter and statutory) and corporate or partnership franchises of the Issuers and each of their Subsidiaries; provided, however, that neither of the Issuers shall be required to preserve, with respect to itself or any of its Subsidiaries, any right or franchise if (a) the Board of Directors of Funding III shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and (b) the loss thereof is not disadvantageous in any material respect to the Holders; and provided further, that the Company may change from a partnership to a corporation, in which case it must thereafter maintain its corporate existence in accordance with this Section 5.4.

         SECTION 5.5    Payment of Taxes and Other Claims.

         Each of the Issuers shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon either of the Issuers or any of their Subsidiaries or properties and assets of the Issuers or any of their Subsidiaries and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of either of the Issuers or any of their Subsidiaries; provided, however, that neither the Issuers nor their Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

         SECTION 5.6    Maintenance of Insurance.

         The Company will, and will cause its Subsidiaries to, (a) obtain, prior to the Issue Date, mortgagee title insurance policies insuring a first mortgage lien on the land, leaseholds and the other portions of the Collateral deemed real estate under applicable law, as constituted on the Issue Date, subject to certain exceptions, in an amount not less than the principal amount of the Securities (for the benefit of all holders of Indebtedness secured pursuant to the Collateral Agency Agreement) and (b) from and at all times after the Issue Date until the Securities have been paid in full, have and maintain in effect insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty, and, with respect to insurance on the Collateral, shall have provided insurance certificates evidencing such insurance to the Trustee prior to the Issue Date and shall thereafter provide such certificates prior to the anniversary or renewal date of each such policy referred to in this clause (b), which certificate shall expressly state the expiration date for each policy listed. All insurance with respect to the Collateral required under the Indenture (except worker's compensation) shall name the Issuers, Taj Associates, Plaza Associates, and the Collateral Agent as additional insureds or loss payees, as the case may be, with losses in excess of $10.0 million payable jointly to the Issuers, Taj Associates, Plaza Associates and the Collateral Agent (unless a Default or Event of Default has occurred and is then continuing, in which case all losses are payable solely to the Collateral Agent subject to the Material Instrument Requirement), with no recourse against the Trustee for the payment of premiums, deductibles, commissions or club calls, and for at least 30 days notice of cancellation. All such insurance policies will be issued by carriers having an A.M. Best & Company, Inc. rating of A- or higher and a financial size category of not less than X, or if such carrier is not rated by A.M. Best & Company, Inc., having the financial stability and size deemed appropriate by an opinion from a reputable insurance broker. The Company may effect the insurance required under this Section 5.6 under blanket and/or umbrella policies covering properties owned or leased by Affiliates of the Company; provided, that such policies otherwise comply with this Indenture and the Mortgages.

         SECTION 5.7    Compliance Certificate; Notice of Default.

              (a) The Issuers shall deliver to the Trustee, within 120 days after the end of each of their fiscal years, an Officers' Certificate complying (whether or not required) with Section 314(a)(4) of the TIA and stating that a review of their activities and the activities of their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Authorized Representatives with a view to determining whether each of the Issuers has or has caused to be, kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Authorized Representative signing such certificate, whether or not the signer knows of any failure by either of the Issuers or any Subsidiary of either of the Issuers to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

              (b) So long as not contrary to the then current recommendation of the American Institute of Certified Public Accountants, the Issuers shall deliver to the Trustee within 120 days after the end of each of their fiscal years a written report of a firm of independent certified public accountants with an established national reputation stating that in conducting their audit for such fiscal year, nothing has come to their attention that caused them to believe that either of the Issuers or any Subsidiary of either of the Issuers was not in compliance with the provisions set forth in Section 5.3, 5.11, 5.15, 5.19, or 5.20 of this Indenture or any of the provisions of the Mortgage Documents.

              (c) Each of the Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, immediately upon becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default unless one of its trust officers receives notice of the Default or Event of Default giving rise thereto from either of the Issuers or any of the Holders.

         SECTION 5.8    Provision of Financial Statements.

         Whether or not either of the Issuers is subject to Section 13(a) or 15(d) of the Exchange Act, each such Person will file with the SEC the annual reports, quarterly reports and other documents which each such Person would have been required to file with the SEC (to the extent permitted by applicable law) pursuant to such Section 13(a) or 15(d) if such Person were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which such Person would have been required so to file such documents if such Person were so subject. Each such Person will also in any event within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which each such Person would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if such Person were subject to such Sections, together with supplemental information in respect of summary financial data for each of the Casino Hotels at the Issuers' cost. Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

         SECTION 5.9    Waiver of Stay, Extension or Usury Laws.

         Each of the Issuers and each of the Guarantors covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted which would prohibit or forgive either of the Issuers or any Guarantor from paying all or any portion of the principal of or interest (and Liquidated Damages, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) each of the Issuers or any Guarantor hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.10   Limitation on Transactions with Affiliates.

         The Company will not, nor will any of the Subsidiaries be permitted to, directly or indirectly, enter into or suffer to exist any contract, arrangement, understanding or transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly-owned Subsidiary of the Company) unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and, with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than (x) $2.0 million, such transaction or series of related transactions is approved by a majority of the Independent Directors of the Board of Directors of Funding III, or (y) $10.0 million, prior to the consummation of such transaction or series of related transactions, the Company also obtains a written favorable opinion as to the fairness thereof to the Company from a financial point of view from an independent investment banking firm of national reputation, and (b) the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above. The foregoing restriction will not apply to (1) pro rata dividends or distributions paid in cash of any class of Equity Interests and not prohibited under Section 5.3, (2) the Partnership Agreement as in effect on April 17, 1996, or (3) certain existing arrangements as in effect on April 17, 1996 which are described under the caption "Certain Transactions" in the prospectus dated April 11, 1996 in connection with the offering of the Existing Notes.

         Funding III will maintain at least two Independent Directors on its Board of Directors.

         SECTION 5.11   Limitation on Incurrence of Additional Indebtedness.

         Except as set forth below in this Section 5.11, the Company will not, nor will any of its Subsidiaries be permitted to, directly or indirectly, create, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital Stock (including Acquired Indebtedness). Notwithstanding the foregoing:

         (a) if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital Stock and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 for incurrences on or prior to November 1, 1998 and at least 2.25 to 1 for incurrences thereafter (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or Disqualified Capital Stock, provided, that except in the case of Acquired Indebtedness, such Indebtedness incurred pursuant to this clause (a) has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Securities and has a Stated Maturity for its final scheduled principal or (in the case of Disqualified Capital Stock) redemption payment, as applicable, later than the Stated Maturity for the final scheduled principal payment of the Securities;

         (b) the Company, Funding III and the Guarantors may incur Indebtedness evidenced by the Securities and represented by this Indenture and the Company and Funding II and the Guarantors may incur Indebtedness evidenced by the TAC II Notes, the guarantees in favor of such TAC II Notes and represented by the TAC II Notes Indenture;

         (c)  INTENTIONALLY LEFT BLANK;

         (d) Plaza Associates and Taj Associates may incur Indebtedness represented by F, F&E Financing Agreements and/or Capitalized Lease Obligations relating to after-acquired gaming or related equipment (or other after-acquired equipment necessary to conduct a Related Business and consistent in amount and nature with industry practices) of (or, in the case of Capitalized Lease Obligations, leased by) Plaza Associates or Taj Associates, as applicable, not to exceed (for Plaza Associates and Taj Associates, collectively) $50.0 million in aggregate principal amount outstanding at any time pursuant to this clause (d) (including, as if incurred hereunder, any Indebtedness outstanding under Section 5.11(d) of the Existing
Note Indenture as of the Issue Date and any Indebtedness issued to refinance, refund or replace such Indebtedness or any Indebtedness incurred under this
Section 5.11(d));

         (e)  INTENTIONALLY LEFT BLANK;

         (f) the Company, Plaza Associates and Taj Associates, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clauses (a) and (b) of this Section or (except with respect to any Indebtedness incurred under Section 5.11(d) or 5.11(h) of the Existing Note Indenture) which is outstanding on the Issue Date so long a such Refinancing Indebtedness is secured only by the assets (if any) that secured the Indebtedness so refinanced;

         (g) the Company, Plaza Associates, Taj Associates and their Subsidiaries may incur Permitted Indebtedness; and

         (h) the Company may incur Indebtedness in an aggregate amount outstanding at any time pursuant to this clause (h) (including, as if incurred hereunder, any Indebtedness outstanding under Section 5.11(h) of the Existing
Note Indenture as of the Issue Date and any Indebtedness issued to refinance, replace, or refund such Indebtedness or any Indebtedness incurred under this clause (h)) of up to $30.0 million.

         Indebtedness of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. Except to the extent provided otherwise in the definition of Permitted Indebtedness, any Guarantor may guarantee Indebtedness of the Company or another Guarantor to the extent and at the time the Company or such other Guarantor incurs such Indebtedness in compliance with this Section 5.11.

         SECTION 5.12   Restriction on Sale and Issuance of Subsidiary Stock.

         The Company will not sell, and will not permit any of its Subsidiaries to issue or sell, any shares of Equity Interests of any Subsidiary of the Company to any Person other than the Company or a Wholly-owned Subsidiary of the Company, except that all of the Equity Interests of a Subsidiary may be sold if such Asset Sale complies with the other provisions of this Indenture, including Sections 5.15 and 6.1.

         SECTION 5.13   Limitation on Dividends and Other Payment
Restrictions Affecting Subsidiaries.

         The Company will not, nor will any of its Subsidiaries be permitted to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Company to pay dividends or make any other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Company (but not created in connection with or contemplation of such Person becoming a Subsidiary and not applicable to any Person, or property, asset or business, other than the Person, or property, asset or business so acquired), (b) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary (which restrictions shall be for the benefit of the purchaser thereof and no other Person and apply only to the assets of the Subsidiary to be sold), (c) restrictions imposed by a Permitted Lien on the transfer of the respective assets subject thereto, (d) restrictions contained in this Indenture, the Existing Note Indenture, the TAC II Note Indenture and the Mortgage Documents, as the same may be amended from time to time in accordance with the terms thereof, (e) restrictions imposed by Gaming Authorities on the payment of dividends by entities holding Gaming Licenses, and (f) any restrictions existing under any agreement which refinances or replaces the agreements containing the restrictions in clause (a) or clause (d), provided that the terms and conditions of any such agreement are not more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

         SECTION 5.14   Limitation on Liens.

         The Company will not, nor will any of its Subsidiaries be permitted to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired after the date of this Indenture or upon any income or profits therefrom.

         SECTION 5.15 Limitation on Sales of Assets and Subsidiary Stock; Event of Loss.

         Neither the Company nor any of its Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including, without limitation, upon any sale or other transfer or issuance of any Equity Interests of any Subsidiary or any sale and leaseback transaction, whether by the Company or a Subsidiary of the Company or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company (an "Asset Sale"), unless:

              (1) (a) within 210 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Securities in accordance with the terms of this Indenture or to the repurchase of the Securities pursuant to an irrevocable, unconditional cash offer by the Company (the "Asset Sale Offer") to repurchase the Securities at a purchase price (the "Asset Sale Offer Price") of 100% of principal amount, plus accrued interest to the date of payment, made within 180 days of such Asset Sale and/or (b) within 180 days following such Asset Sale, the Asset Sale Offer Amount (less that portion of the Asset Sale Offer Amount applied as provided in clause (a) above or clause (c) below) is reinvested by the Company or its Subsidiaries to make replacements, improvements or additions to existing properties or new properties directly related to a Related Business and such reinvestment is made or committed to be made (such commitment to be established by (A) the purchase of a new property, the ground-breaking or the commencement of construction, in each case within 180 days of such Asset Sale or (B) promptly placing the Net Cash Proceeds in a Restricted Funds Account, provided, that such Net Cash Proceeds are invested as aforesaid in existing properties or new properties within 365 days of being placed in such Restricted Funds Account) and provided further, that in the case of any Asset Sale involving all or substantially all of (x) the Capital Stock of a Subsidiary, the assets of which constitute all or substantially all of either Casino Hotel (or both) or (y) the assets of either Casino Hotel (or both) (a "Casino Sale"), such Net Cash Proceeds must be used to make an Asset Sale Offer in accordance with clause 1(a), and not reinvested under clause 1(b), and/or (c) within 180 days following such Asset Sale, the Asset Sale Offer Amount (less that portion of the Asset Sale Offer Amount applied as provided in clause (a) or (b) above) is applied to the redemption or repurchase of the Existing Notes and/or the TAC II Notes in accordance with the Existing Note Indenture and the TAC II Note Indenture, respectively,

              (2) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate fair market value in excess of $5.0 million, at least 75% (or 90%, in the case of a Casino Sale) of the consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents (treating for this purpose as cash or Cash Equivalents (A) property that promptly after such Asset Sale is converted into cash or Cash Equivalents and (B) except in the case of a Casino Sale, any senior Indebtedness that secured the subject assets that is assumed by the transferee in such Asset Sale),

              (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

              (4) the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

         For purposes of this Section 5.15 with respect to the application of the Net Cash Proceeds thereof, the receipt by the Company or any of its Subsidiaries of proceeds due to an Event of Loss shall constitute an Asset Sale, which Asset Sale shall be deemed to occur upon receipt of such proceeds. All Net Cash Proceeds from an Event of Loss shall be reinvested or used to repurchase the Securities, all within the applicable periods and as otherwise provided above in clause (1) of the first paragraph of this Section 5.15.

         An Asset Sale Offer need not be made until the accumulated Net Cash Proceeds from Asset Sales not applied in accordance with (1) above (the "Excess Proceeds") exceeds $15.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued interest, to the purchase of all Securities tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all such Securities so tendered) at the Asset Sale Offer Price (together with accrued interest).

         Notwithstanding anything herein to the contrary, the obligations of Trump AC to repurchase Notes pursuant to this covenant shall be subject to and conditioned upon (i) Trump AC's prior and complete compliance with the provisions of the Existing Note Indenture and the TAC II Note Indenture limiting asset sales, and the availability of Net Cash Proceeds from any Asset Sale following such compliance, and (ii) the further condition that, after giving pro forma effect to any repurchase of Notes pursuant to this covenant, there shall be no violation of the "Limitation on Restricted Payments" covenants contained in the Existing Note Indenture and the TAC II Note Indenture.

         Subject to Article IV hereof, notwithstanding the foregoing provisions of the prior paragraphs:

                   (i) the Company and its Subsidiaries may, without complying with the foregoing, in the ordinary course of business for the casino industry, convey, sell, lease, transfer, assign, or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

                   (ii) other than a Casino Sale, the Company and its Subsidiaries may, without complying with the foregoing, convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with Section 6.1 of this Indenture;

                   (iii) the Company and its Subsidiaries may, without complying with the foregoing, convey, sell, lease, transfer, assign or otherwise dispose of three warehouses and related facilities (the Egg Harbor Parcel, the Pleasantville Warehouse and the Realty Warehouse) in exchange for any type of consideration so long as the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value;

                   (iv) the Company and its Subsidiaries may, without complying with the foregoing, convey, sell, transfer, assign or otherwise dispose of assets to the Company or any Subsidiaries of the Company; and

                   (v) the Company and its Subsidiaries may, without complying with the foregoing, sell or dispose of, free from the Liens under the Mortgage Documents, any Tangible Personal Property which, in the Company's reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses.

Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of such Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Subsidiary.

         In addition, if the amount required to acquire all Securities tendered by Holders pursuant to the Asset Sale Offer (the "Acceptance Amount") is less than the Asset Sale Offer Amount, the excess of the Asset Sale Offer Amount over the Acceptance Amount may be used by the Company and its Subsidiaries for general corporate or partnership purposes without restriction, other than dividends, repurchases or other distributions in respect of Equity Interests, and unless otherwise restricted by the other provisions of the Indenture. Upon consummation of any Asset Sale Offer, the Asset Sale Offer Amount will be reduced to zero.

         Notice of an Asset Sale Offer shall be sent, not later than 20 Business Days prior to the close of business on the Asset Sale Put Date (as defined below), by first-class mail, by the Issuers to each Holder at its registered address, with a copy to the Trustee. The notice to the Holders shall contain all information, instructions and materials required by applicable law or


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


otherwise material to such Holders' decision to tender Securities pursuant to the Asset Sale Offer. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Asset Sale Offer, shall state:

                   (l) that the Asset Sale Offer is being made pursuant to such notice and this Section 5.15;

                   (2) the Asset Sale Offer Amount, the Accumulated Amount, the Asset Sale Offer Price (including the amount of accrued and unpaid interest and Liquidated Damages, if any), the Asset Sale Put Date, and the "Asset Sale Purchase Date," which Asset Sale Purchase Date shall be on or prior to 30 Business Days (or later, if required by law) following the date the Accumulated Amount was greater than $5.0 million;

                   (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing;

                   (4) that, unless the Issuers default in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding anything in this Indenture to the contrary, be the Issuers or any Affiliate of the Issuers) in accordance with the last paragraph of this clause (b), any Security, or portion thereof, accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                   (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Asset Sale Offer will be required to surrender their Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding any other provision of this Indenture, be the Issuers or any Affiliate of the Issuers) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Purchase Date (the "Asset Sale Put Date");

                   (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 5.15, notwithstanding any other provision of this Indenture, be the Issuers or any Affiliate of the Issuers) receives, up to the close of business on the Asset Sale Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

                   (7) that if Securities in a principal amount in excess of the principal amount of Securities to be acquired pursuant to the Asset Sale Offer are tendered and not withdrawn, the Issuers shall purchase Securities on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

                   (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

                   (9) the circumstances and relevant facts regarding such Asset Sales.

         No later than 12:00 noon New York City time on an Asset Sale
Purchase Date, the Issuers shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Asset Sale Offer (on a pro rata basis if required pursuant to paragraph (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Offer Price (plus accrued interest) for all Securities or portions thereof so accepted and
(iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof being purchased by the Issuers. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

         SECTION 5.16   Future Subsidiary Guarantors.

         The Company and the Guarantors covenant and agree that they shall cause each person that is or becomes a Subsidiary of the Company (other than Funding, Funding II and Funding III) to execute a Guaranty in the form of Exhibit B hereto and will cause such Subsidiary to enter into a supplemental indenture for the purpose of jointly and severally guaranteeing, on a senior basis, the Indenture Obligations.

         SECTION 5.17   Limitation on Activities of Funding III.

         Funding III will not conduct any business (including having any Subsidiary) whatsoever, other than to comply with its obligations under this Indenture, the Securities and its obligations as a guarantor of the Existing Notes under the Existing Note Indenture. Funding III will not incur or otherwise become liable for any Indebtedness (other than the Securities, the Existing Notes and any renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with this Indenture or the Existing Note Indenture, as applicable) or make any Restricted Payments.

         SECTION 5.18   Rule 144A Information Requirement.

         The Company shall furnish to the Holders of the Securities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the


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


Exchange Securities for the Initial Securities or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

         SECTION 5.19   Restriction on Certain Agreements.

         Other than employment agreements in the ordinary course of business consistent with industry practice and approved by the compensation committee of Funding III, the Company will not, and will not permit any of its Subsidiaries to, enter into any management, services or consulting agreement with Trump or any Affiliate of Trump, other than the TPM Services Agreement; provided, that no Services Fee thereunder shall be paid (i) to any person other than the Company or a Subsidiary of the Company if the TPM Services Agreement is assigned or transferred by Trump Plaza Management Corp. and (ii) to Trump Plaza Management Corp. after expiration of the Super Puma Helicopter Lease. The Company will not, and will not permit the Subsidiaries to, pay any Services Fee under the TPM Services Agreement to Trump Plaza Management Corp. or pay or reimburse any expenses relating thereto if a Default or Event of Default has occurred and is continuing. The terms of the TPM Services Agreement shall not be amended to increase the amounts to be paid thereunder in the aggregate or on any particular date, or in any other manner which would be adverse to the Company or its Subsidiaries.

         SECTION 5.20 Limitation on Leases.

         The Company will not, nor will any of its Subsidiaries, be permitted to, lease as tenant or subtenant real or personal property (except Permitted Leases), unless the Company's Consolidated Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after also giving pro forma effect to any such lease as if such lease was entered into at the beginning of such four-quarter period), would have been at least equal to the ratios set forth below for the applicable period during which such determination is being made:

    Period                                                           Ratio
    ------                                                         ---------
      First 24 months from and including April 17, 1996.........   2.00 to 1
      Thereafter................................................   2.25 to 1

In giving effect to the lease as of such four full fiscal quarters, it will be assumed that the rent for such prior four fiscal quarters was the greater of the (i) average annualized rent over the term of such lease and (ii) rent payable for the first four fiscal quarters of such lease.

         SECTION 5.21   Limitation on Status as Investment Company.

         None of the Company and its Subsidiaries shall become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.


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


         SECTION 5.22   Future Collateral Agreements.

         The Company and the Guarantors hereby agree and consent that all property, real, personal or mixed or any interest therein (other than Excepted Property), of every kind and description and wheresoever situate, which may be hereafter acquired by the Company, any of its Subsidiaries or any Guarantor (including, without limitation, fee title to any Leased Land) shall immediately upon the acquisition thereof by the Company, any of its Subsidiaries or any Guarantor, and without any further mortgage, conveyance or assignment, become subject to the Liens under the Mortgage Documents as fully as though now owned by the Company, any of its Subsidiaries or any Guarantor. Nevertheless, the Company, any of its Subsidiaries or any Guarantor shall do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, financing statements and assurances necessary, including as the Collateral Agent shall reasonably require, for accomplishing the express purposes of the Indenture and the Mortgage Documents (including the preceding sentence).

         SECTION 5.23 Limitations on Use of Proceeds from the Offering

         The Company and its Subsidiaries shall use the proceeds from the Offering (after deducting discounts and commissions and reasonable expenses of the Offering) only for working capital and other general corporate purposes at the Company and its Subsidiaries, and for no other purpose.


                                 ARTICLE VI

                                 SUCCESSORS

         SECTION 6.1    Limitation on Merger, Sale or Consolidation.

         Neither of the Issuers may consolidate with, merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any Person or group of affiliated Persons or permit any of the Company's Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the assets of the Company and the Subsidiaries on a Consolidated basis or Funding III, as applicable, to any other Person, unless:

                   (a) such Issuer shall be the continuing Person, or the Person (if other than such Issuer) formed by such consolidation or into which such Issuer is merged or to which the properties and assets of such Issuer are transferred (the "Surviving Entity") shall be a partnership or corporation, in the case of the Company, and a corporation, in the case of Funding III, duly organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of the obligations of such Issuer under the Securities and this Indenture, and this Indenture shall remain in full force and effect;

                   (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Event of Default or Default shall have occurred and be continuing;

                   (c)  immediately after giving effect to such
    transaction on a pro forma basis, the Consolidated Net Worth of the Company or the Surviving Entity, as applicable, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions;

                   (d) immediately before and after giving effect to such transaction on a pro forma basis, the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in paragraph (a) of Section 5.11; and

                   (e) immediately after such transaction, such Issuer or the Surviving Entity, as applicable, holds all Permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business.

         Funding III shall also deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that (a) such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture and
(b) this transaction shall not impair the rights and powers of the Trustee and Holders of the Securities thereunder.

         For purposes of the first sentence of this Section 6.1, the sale, lease, conveyance or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuers, which properties and assets, if held by the Issuers instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuers on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuers.

         SECTION 6.2    Successor Substituted.

         In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 6.1 in which the Company or Funding III, as applicable, is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, provisions of the Company or Funding III, as applicable, and the Company or Funding III shall in such case be discharged from all obligations and covenants under this Indenture, the Securities and the Mortgage Documents.


                             ARTICLE VII

                       EVENTS OF DEFAULT AND REMEDIES

         SECTION 7.1    Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (a) the failure by the Issuers to pay any installment of interest (including any defaulted interest) or Liquidated Damages, if any, on the Securities as and when the same becomes due and payable and the continuance of any such failure for 30 days;

              (b) the failure by the Issuers to pay all or any part of the principal, or premium, if any, on the Securities when and as the same becomes due and payable at maturity, at redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

              (c)(i) the failure by the Company or any of its Subsidiaries to observe or perform any other covenant or agreement contained in the Securities or this Indenture and (other than a default in the performance, or breach of a covenant that is specifically dealt with elsewhere in this section) the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding, specifying such default and requiring that it be remedied; (ii) default in the performance or breach of the provisions of
Article VI; (iii) Funding III or the Company shall have failed to make or consummate a Change of Control Offer in accordance with provisions of Section 11.1; and (iv) Funding III or the Company shall have failed to make or consummate an Asset Sale Offer in accordance with the provisions of Section 5.15;

              (d) a default in Indebtedness of either of the Issuers or any of the Subsidiaries with an aggregate outstanding principal amount in excess of $20.0 million;

              (e) one or more judgments, orders or decrees for the payment of money in excess of $20.0 million, either individually or in the aggregate, shall be rendered against either of the Issuers or any of the Subsidiaries or any of their respective properties and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree or (ii) there shall be any period of 60 days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

              (f) there shall have been the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of either of the Issuers or any of the Significant Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging either of the Issuers or any of the Significant Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Issuers or any of the Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of either of the Issuers or any of the Significant Subsidiaries or of any substantial part of their property, or ordering the winding-up or liquidation of their affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

              (g)(i) either of the Issuers or any of the Significant Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or (ii) either of the Issuers or any of the Significant Subsidiaries consents to the entry of a decree or order for relief in respect of either of the Issuers or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) either of the Issuers or any of the Significant Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or either of the Issuers or any of the Significant Subsidiaries consents to (1) the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of either of the Issuers or such Significant Subsidiary or of any substantial part of its property, (2) the making by it of an assignment for the benefit of creditors or (3) the admission by it in writing of its inability to pay its debts generally as they become due, or (iv) the taking of corporate or partnership action by either of the Issuers or any of the Significant Subsidiaries in furtherance of any such action in this paragraph (g);

              (h) the revocation, suspension or involuntary loss of any Permit which results in the cessation of all or a substantial portion of the operations of either Casino Hotel for a period of more than 90 consecutive days;

              (i) except as permitted by this Indenture and the Securities, the cessation of effectiveness of any Guaranty of the Obligations in any material respect or the finding by any judicial proceeding that any such Guaranty is unenforceable or invalid in any material respect or the denial or disaffirmation by any Guarantor in writing of its obligations under its Guaranty; or

              (j) default in the payment of any sum due under the Taj Mortgage or the Plaza Mortgage, and the continuance of such default for a period of 30 days after there has been given to the Issuers and respective Mortgagor a notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" under the respective Mortgage; or

              (k) default in the performance, or breach, of any covenant of Taj Associates or Plaza Associates in the Taj Mortgage or the Plaza Mortgage, as applicable (other than a covenant, a default in the performance or breach of which is elsewhere in the applicable Mortgage specifically dealt with) in any material respect, and continuance of such default or breach for a period of 30 days after there has been given to Taj Associates or Plaza Associates, as applicable, a notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Taj Mortgage or the Plaza Mortgage, as applicable, unless (i) the default or breach is of such a nature that is curable but not susceptible of being cured with due diligence within such 30-day period (for reasons other than the lack of funds), (ii) Taj Associates or Plaza Associates, as applicable, delivers an Officers' Certificate to the Collateral Agent within such 30-day period stating (A) the applicability of the provisions of clause (i) to such default or breach, (B) Taj Associates' or Plaza Associates', as applicable, intention to remedy such default or breach with reasonable diligence and (C) the steps which Taj Associates or Plaza Associates, as applicable, has undertaken or intends to undertake to remedy such default or breach and (iii) Taj Associates or Plaza Associates, as applicable, delivers to the Collateral Agent additional Officers' Certificates every 30 days thereafter updating the information contained in the certificate described in clause (ii), in which case such 30-day period shall be extended for such further period of time (but in no event more than 60 days after the last day of such 30-day period) as may reasonably be required to cure the same, provided that Taj Associates or Plaza Associates, as applicable, is then proceeding and thereafter continues to proceed to cure the same with reasonable diligence; or

              (l) default by Taj Associates or Plaza Associates under any of the terms of any Facility Lease forming a portion of the Collateral other than the Rothenberg Lease (as defined therein) which shall not be fully cured or waived prior to the expiration of any grace period (as such grace period may be extended) contained in such Facility Lease; or

              (m) default by Taj Associates or Plaza Associates under any of the terms of the Egg Harbor Mortgage or the Parking Parcel Mortgage (i) at the Stated Maturity of the Indebtedness secured by such mortgage or (ii) which default results in the acceleration of the Stated Maturity of the Indebtedness secured by such mortgage and, in the case of (i) or (ii), which default shall not be fully cured, waived or rescinded, as the case may be, prior to the expiration of any grace period (as such grace period may be extended) contained in such mortgage; or

              (n) if any representation or warranty of Taj Associates or Plaza Associates, as applicable, set forth in the respective Mortgage or in any notice, certificate, demand or request delivered to the Collateral Agent pursuant to the respective Mortgage shall prove to be incorrect as of the time when made and which has or could reasonably be expected to have a material adverse effect on the business, financial condition or operations of the Company or its Subsidiaries, taken as a whole; or

              (o) the declaration or payment of any dividend or other distribution in respect of Equity Interests of any Guarantor in the event that there shall exist a "default" or "event of default" (as defined therein) under the Indenture governing the Senior Notes or any Refinancing
Indebtedness in respect thereof; or

              (p) an event of default under any of the Mortgage Documents (without duplication of those items otherwise recited in this Section 7).

         An Event of Default shall not be deemed to exist by reason of any event under paragraph (j) or (l) through (n) above which Taj Associates or Plaza Associates, as applicable, is contesting in compliance with the provisions of Section 5.09 of the respective Mortgage.

         Notwithstanding the 30-day period and notice requirement contained in Section 7.1(c) above, (i) with respect to a default under Article XI, the 30-day period referred to in Section 7.1(c) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 7.1(c) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price, such default shall be deemed, for purposes of this Section 7.1, to arise no later than on such due date; and (ii) with respect to a default under Section 5.15, the 30-day period referred to in Section 7.1(c) shall be deemed to have begun as of the date the notice of an Offer to Purchase is required to be sent in the event that the Company has not complied with the provisions of Section 5.15 requiring the giving of such notice, and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the notice of default referred to in Section 7.1(c) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Offer to Purchase Price, such default shall be deemed, for purposes of this Section 7.1, to arise no later than on such due date.

         SECTION 7.2    Acceleration of Maturity Date; Rescission and
Annulment.

         If an Event of Default (other than as specified in clauses (f) and (g) of Section 7.1) occurs and is continuing, then in every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% of the principal amount of the Securities then outstanding, by written notice to the Issuers (and to the Trustee if such notice is given by such Holders) (an "Acceleration Notice"), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest (and Liquidated Damages, if any) on all Securities to be due and payable and thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceeding. If an Event of Default specified in clause (f) or (g) occurs and is continuing, then the principal of all Securities shall ipso facto become and be immediately due and payable without any declaration or other act of the Trustee or any Holder.

         After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of Securities outstanding, by written notice to the Issuers and the Trustee, may annul such declaration if:

              (a) the Issuers have paid or deposited with the Trustee a sum sufficient to pay:

                   (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

                   (ii) all overdue interest and Liquidated Damages, if any, on all Securities,

                   (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

                   (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

              (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived.

         Notwithstanding the previous sentence of this Section 7.2, no annulment of a declaration of acceleration shall be effective for any Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of greater than a simple majority of the outstanding principal amount of the Securities, unless such specified percentage of affected Holders agree, in writing, to annul such declaration of acceleration. No such annulment shall cure or waive any subsequent default or impair any right consequent thereon.

         SECTION 7.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Issuers covenant that if an Event of Default in payment of principal, premium, or interest specified in Section 7.1(a) and (b) occurs and is continuing, the Issuers shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any and

Liquidated Damages, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Issuers fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuers or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuers or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 7.4    Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuers or any other obligor upon the Securities or the property of the Issuers or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuers for the payment of overdue principal or interest and Liquidated Damages, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                   (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                   (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 7.5    Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 7.6    Priorities.

         Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest (and Liquidated Damages, if any), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

              FIRST: To the Trustee in payment of all amounts due pursuant to Section 8.7;

              SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest (and Liquidated Damages, if any) on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest (and Liquidated Damages, if any), respectively; and

              THIRD: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this
Section 7.6.


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


         SECTION 7.7    Limitation on Suits.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                   (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                   (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                   (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                   (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                   (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 7.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest (and Liquidated Damages, if any) on, such Security on the Maturity dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the applicable Change of Control Purchase Date, and, in the case of an Asset Sale, the Asset Sale Offer Price on the Asset Sale Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


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


         SECTION 7.9    Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 7.10   Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 7.11   Control by Holders.

         The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                   (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                   (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                   (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 7.12   Waiver of Past Default.

         Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, by written notice to the Trustee on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                             (A)  in the payment of the principal of,
         premium, if any, or interest (and Liquidated Damages, if any) on, any Security as specified in clauses (a) and (b) of
         Section 7.1, or

                             (B)  in respect of a covenant or
         provision hereof which, under Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected or Holders of more than a simple majority in principal amount of the Securities, as applicable; provided, however, that such a default may be waived upon the affirmative vote of the requisite principal amount of the Securities.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

         SECTION 7.13   Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Issuers, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest (and Liquidated Damages, if any) on, any Security on or after the Maturity of such Security.

         SECTION 7.14   Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


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


                                ARTICLE VIII

                                  TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         SECTION 8.1    Duties of Trustee.

              (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

              (b) Except during the continuance of a Default or an Event of Default:
                   (1) The Trustee need perform only those
    duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                   (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                   (1) This paragraph does not limit the effect of paragraph (b) of this Section 8.1.

                   (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application.

                   (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.


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


                   (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this
Section 8.1.

              (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 8.2    Rights of Trustee.

         Subject to Section 8.1:

              (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

              (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture or the TIA.

              (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.


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


              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

              (g) Except with respect to Section 5.1, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article
V. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 7.1(a), 7.1(b) and 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 8.3    Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of any of the Securities, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers, any of their respective Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

         SECTION 8.4    Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 8.5    Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal (or premium, if any) of, or interest (and Liquidated Damages, if any) on, any Security (including the payment of the Change of Control Purchase Price on the Change of Control Purchase Date, the Redemption Price on the Redemption Date and the Asset Sale Offer Amount on the Asset Sale Purchase Date, as the case may be), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.


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


         SECTION 8.6    Reports by Trustee to Holders.

              (a) Securities Law Requirements. If required by law, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). If required by law, the Trustee also shall comply with TIA Sections 313(b) and 313(c).

         The Issuers shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

         A copy of each report at the time of its mailing to Securityholders shall be mailed to the Issuers and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

              (b) Gaming License Requirements. The Trustee will provide any applicable Gaming Authority with:

                   (1) copies of all notices, reports and other written communications which the Trustee gives to Holders;

                   (2) a list of Holders promptly after the original issuance of the Securities and a list of Holders eight months and two months prior to the expiration date of each then-current Gaming License held by the Company or its Subsidiaries;

                   (3) notice of any Event of Default under this Indenture or of any Default, any acceleration of the Indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture or the Collateral Documents, the entering into or taking possession of any property constituting the Collateral and any rescission, annulment or waiver in respect of an Event of Default;

                   (4) notice of the removal or resignation of the Trustee within five Business Days thereof;

                   (5) notice of any transfer or assignment of rights under this Indenture (but no transfers or assignments of the Securities) or the Collateral Documents within five Business Days thereof; and

                   (6) a copy of any amendment to the Securities, this Indenture or the Collateral Documents within five Business Days of the effectiveness thereof.

The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 8.5. In the case of any notice in respect of any Event of Default, such notice shall be accompanied by a copy of any notice from the Holders, or a representative thereof or the Trustee, to the defaulting Person and, if accompanied by any such notice to the defaulting Person, shall be given simultaneously with the giving of any such notice to the defaulting Person. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

         The Trustee shall in accordance with the limitations set forth herein cooperate with any applicable Gaming Authority in order to provide such Gaming Authority with information and documentation relevant to compliance with clause (3) above and as otherwise required by any applicable gaming law.

         The Issuers will advise the Trustee of the expiration date of any then-current Gaming License held by the Partnership at least nine months prior to the expiration thereof and the Trustee until so advised may assume that such Gaming License has not expired.

         SECTION 8.7    Compensation and Indemnity.

         Each of the Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Each of the Issuers shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         Each of the Issuers shall indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by them without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the administration of this trust and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuers shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuers' expense in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel; provided, that the Issuers will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Issuers and the Trustee in connection with such defense. The Issuers need not pay for any settlement made without their written consent. The Issuers need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Issuers' payment obligations in this Section 8.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1 (f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Issuers' obligations under this Section 8.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Issuers' obligations pursuant to Article IX and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 8.8    Replacement of Trustee.

         The Trustee may resign by so notifying the Issuers in writing. The Holder or Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuers and the Trustee in writing and may appoint a successor trustee with the Issuers' consent.
The Issuers may remove the Trustee if:

              (1)  the Trustee fails to comply with Section 8.10;

              (2)  the Trustee is adjudged bankrupt or insolvent;

              (3) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

              (4)  the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that and provided that all sums owing to the Trustee provided for in Section
8.7 have been paid, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in
Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holder or Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Issuers' obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

         SECTION 8.9    Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

         SECTION 8.10   Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA
Section 310(a)(1) and TIA Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

         SECTION 8.11   Preferential Collection of Claims against Issuers.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                ARTICLE IX

                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE;
                         SATISFACTION AND DISCHARGE

         SECTION 9.1    Option to Effect Legal Defeasance or Covenant
Defeasance.

         The Issuers may elect to have either Section 9.2 or 9.3 be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

         SECTION 9.2    Legal Defeasance and Discharge.

         The Issuers may at their option, within one year of the final Stated Maturity of the Securities and upon the Issuers' exercise under Section 9.1 of the option applicable to this Section 9.2, elect to have their obligations and the obligations of the Guarantors discharged with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 9.5 and the other Sections of this Indenture referred to in (a) and
(b) below, and to have satisfied all their, and the Guarantors', other obligations under such Securities and this Indenture and the Mortgage Documents (insofar as they relate to the Securities or the Guaranties) and the Liens of the Collateral Agent thereunder shall be deemed to have been paid and discharged, except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Securities when such payments are due, (b) the Issuers' obligations with respect to such Securities under Sections 2.4, 2.6, 2.7,
2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' obligations in connection therewith and
(d) this Article IX. Subject to compliance with this Article IX, the Issuers may exercise their option under this Section 9.2 notwithstanding the prior exercise of its option under Section 9.3 with respect to the Securities.

         SECTION 9.3    Covenant Defeasance.

         Upon the Issuers' exercise under Section 9.1 of the option applicable to this Section 9.3, the Issuers and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 5.3, 5.6, 5.7, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.18, 5.19,
5.20, 5.22, 5.23 and Article VI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Issuers and the Guarantors need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and the Liens of the Collateral Agent under the Mortgage Documents (insofar as they relate to the Securities or the Guaranties) shall be deemed to have been paid and discharged, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 9.1 of the option applicable to this


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Section 9.3, Sections 7.1(c), 7.1(d), 7.1(e), 7.1(h), 7.1(i) and 7.1(j) shall not constitute Events of Default.

         SECTION 9.4    Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 9.2 or Section 9.3 to the outstanding Securities, unless otherwise specified herein:

              (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on such Securities, and the Holders of Securities must have a valid, perfected, exclusive security interest in such trust;

              (b) in the case of the Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Issuers have received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon, such opinion of counsel shall confirm that, the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (c) in the case of the Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;


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


              (f) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of such Securities over any other creditors of the Company or any of its Subsidiaries or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, its Subsidiaries or others; and

              (g) the Issuers shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (a) through (f) and, in the case of the opinion of counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this Section have been complied with.

         SECTION 9.5 Deposited U.S. Legal Tender and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 9.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Trustee") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

         The Issuers jointly and severally agree to pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to
Section 9.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

         Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 9.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 9.6    Repayment to Issuers.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of or interest (and Liquidated Damages, if any) on any Security and remaining unclaimed for two years after such principal or interest (and

Liquidated Damages, if any) has become due and payable shall be paid to the Issuers on their request; and the Holder of such Security shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

         SECTION 9.7    Reinstatement.

         If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or 9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 and 9.3, as the case may be; provided, however, that, if the Issuers make any payment of principal of or interest on any Security following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 9.8    Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Company Request, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company and the Guarantors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.6) have been delivered to the Trustee for cancellation; the Issuers and the Guarantors have paid or caused to be paid all other sums payable hereunder by the Issuers and the Guarantors; and the Issuers and the Guarantors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers and the Guarantors to the Trustee under
Section 7.6 shall survive.


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                                 ARTICLE X

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 10.1   Supplemental Indentures Without Consent of
Holders.

         Without the consent of any Holder, the Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or may amend, modify or supplement the Securities, this Indenture, or any of the Mortgage Documents, in form satisfactory to the Trustee and the Issuers, for any of the following purposes:

                   (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

                   (2) to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers or to make any other change that does not adversely affect the rights of any Holder; provided, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that such change does not adversely affect the rights of any Holder;

                   (3) to provide for additional collateral for or for guarantors of the Securities;

                   (4) to provide for uncertificated Securities in addition to or in place of certificated Securities;

                   (5) to evidence the succession of another person to the Issuers, and the assumption by any such successor of the obligations of the Issuers, herein and in the Securities in accordance with Article VI;

                   (6)  to comply with the TIA; or

                   (7) to provide for the issuance and authorization of the Exchange Securities.

         The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.


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


         SECTION 10.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 7.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Issuers and the Trustee, the Issuers, when authorized by Board Resolutions, and the Trustee may amend or supplement any of the Mortgage Documents, this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Mortgage Documents, this Indenture or the Securities or of modifying in any manner the rights of the Holders under any of the Mortgage Documents, this Indenture or the Securities. Subject to Section 7.8 and the last sentence of this paragraph, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Issuers with any provision of the Mortgage Documents, this Indenture or the Securities. Notwithstanding the foregoing provisions of this Section 10.2, no such amendment, supplemental indenture or waiver shall,

                   (a) without the consent of the Holder of each outstanding Security affected thereby:

                   (i) change the Stated Maturity on any Security, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions of Article III in a manner adverse to the Holders;

                   (ii) reduce the percentage in principal amount of outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture; or

                   (iii) release any Collateral from the Liens created by the Mortgage Documents, except in accordance with this Indenture and such documents, or modify any of the waiver provisions (except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived).


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


                   (b) without the consent of the Holders of not less than two-thirds in aggregate principal amount of the then outstanding Securities affected thereby (except as set forth in clause (a) of this sentence), modify the obligations of the Issuers to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 10.2 or
10.4 becomes effective, it shall bind each Holder, subject to the limitations set forth above.

         In connection with any amendment, supplement or waiver under this
Article X, the Issuers may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

         The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of any applicable Gaming Authority.

         SECTION 10.3   Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 10.4   Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Issuers or the person designated by the Issuers as the person to whom consents should be sent if such revocation is received by the Issuers or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuers notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders at such record date, and only those persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 10.5   Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue, the Guarantors shall endorse and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         SECTION 10.6   Trustee to Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X, provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture.


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


                                 ARTICLE XI

                        RIGHT TO REQUIRE REPURCHASE

         SECTION 11.1 Repurchase of Securities at Option of the Holder Upon Change of Control.

              (a) In the event that a Change of Control (the date on which such event occurs being referred to as the "Change of Control Date") occurs, each Holder of Securities shall have the right, at such Holder's option, subject to the terms and conditions hereof, to require the Issuers to repurchase all or any part of such Holder's Securities (provided, that the principal amount of such Securities at maturity must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 75 days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

              (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Change of Control Offer"), the Company shall follow the procedures set forth in this Section 11.1 as follows:

                   (1) within 30 days following any Change of Control, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, at his address appearing in the Note Register, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

                   (i) that the Change of Control Offer is being made pursuant to this Section 11.1;

                   (ii) the Change of Control Purchase Price together with accrued and unpaid interest;

                   (iii) the purchase date for such validly tendered Securities, which date shall be a business day no earlier than 45 days nor later than 60 days from the date such notice is mailed;

                   (iv) the Change of Control Put Date (as defined below);

                   (v) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;


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


                   (vi) that, unless (a) the Company default in depositing U.S. Legal Tender with the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Issuers or any of the Guarantors or any Affiliate of any of the Guarantors (or any other obligor on the Securities) or any Affiliate of the Issuers (or such other obligor)) in accordance with the last paragraph of this clause (b) or (b) such Change of Control payment is prevented for any reason, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                   (vii) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Issuers or any of the Guarantors or any Affiliate of any of the Guarantors (or any other obligor on the Securities) or any Affiliate of the Issuers (or such other obligor)) at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Change of Control Purchase Date (the "Change of Control Put Date");

                   (viii) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which, for purposes of this Section 11.1, notwithstanding any other provision of this Indenture, may not be the Issuers or an Affiliate of the Issuers or any of the Guarantors or any Affiliate of any of the Guarantors) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                   (ix) a brief description of the events resulting in such Change of Control.

                   (2) the Change of Control Offer shall commence within 30 days following the Change of Control Date;


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


                   (3) the Change of Control Offer shall remain open for 20 Business Days and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period");

                   (4) within 5 Business Days following the expiration of a Change of Control Offer (and in any event not earlier than 45 days nor later than 60 days following the mailing of the notice described above), the Company shall purchase all of the tendered Securities at the Change of Control Purchase Price together with accrued interest to the Change of Control Purchase Date;

                   (5) if the Change of Control Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest (and Liquidated Damages, if applicable) will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest (and Liquidated Damages, if applicable) will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer and who are paid on the Change of Control Purchase Date; and

                   (6) the Company shall provide the Trustee with notice of the Change of Control Offer at least 5 Business Days before the commencement of any Change of Control Offer.

         On or before the Change of Control Purchase Date, the Company shall
(i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest and Liquidated Damages, if any) of all Securities so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased. The Paying Agent will promptly mail to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         Notwithstanding anything herein to the contrary, the obligations of the Company to repurchase Notes pursuant to this Section 11.1 shall be subject to and conditional upon (i) the Company's prior and complete compliance with the provisions of the Existing Note Indenture and the TAC II
Note Indenture pursuant to which holders of Existing Notes and TAC II Notes may require the Company to repurchase their securities in the event of a Change of Control and (ii) the further condition that, after giving pro forma effect to any repurchase of Notes pursuant to this Section 11.1, there shall be no violation of Section 5.3 of the Existing Note Indenture and the TAC II
Note Indenture.

                                 ARTICLE XII

                                MISCELLANEOUS

         SECTION 12.1   TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         SECTION 12.2   Notices.

         Any notices or other communications to the Issuers or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to Trump Atlantic City Associates:

              Trump Atlantic City Associates
              Mississippi Avenue and The Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 441-6000

         if to Trump Atlantic City Funding III, Inc.:

              Trump Atlantic City Funding III, Inc.
              2500 Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 441-6000

         if to Trump Plaza Associates:

              Trump Plaza Associates
              2500 Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 441-6000


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


         if to Trump Taj Mahal Associates:

              Trump Taj Mahal Associates
              1000 Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 449-1000

         if to Trump Atlantic City Corporation:

              Trump Atlantic City Corporation
              1000 Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 449-1000

         if to Trump Casino Services, L.L.C.:

              Trump Casino Services, L.L.C.
              1000 Boardwalk
              Atlantic City, New Jersey  08401
              Attention:  Corporate Secretary
              Telephone:  (609) 449-1000

         if to Trump Communications, L.L.C.:

              Trump Communications, L.L.C.
              1000 Boardwalk
              Atlantic City, New Jersey 08401
              Attention:  Corporate Secretary
              Telephone:  (609) 449-1000

         if to the Trustee:

              U.S. Bank National Association
              180 E. 5th Street
              St. Paul, Minnesota  55101
              Attention:  Richard Prokosch
              Telephone:  (612) 244-0721

         The Issuers, the Guarantors or the Trustee by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to the Issuers, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and 5 Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be deemed to have been given upon the date so mailed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 12.3   Communications by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

         SECTION 12.4   Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the
Trustee:

                   (1)  an Officers' Certificate (in form and
    substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                   (2)  an Opinion of Counsel (in form and
    substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.5   Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                   (1)  a statement that the person making such
    certificate or opinion has read such covenant or condition;

                   (2)  a brief statement as to the nature and
    scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                   (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                   (4) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 12.6   Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 12.7   Legal Holidays.

         A "Legal Holiday" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday in New York, New York, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.8   Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUERS AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS AND THE GUARANTORS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY

SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE ISSUERS OR THE GUARANTORS IN ANY OTHER JURISDICTION.

         SECTION 12.9   No Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Issuers or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.10  No Recourse against Others.

         A direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of either of the Issuers, the Guarantors or any successor entity shall not have any personal liability in respect of the obligations of the Issuers or the Guarantors under the Securities or this Indenture by reason of his or its status as such partner, director, officer, employee or stockholder, except to the extent such is an Issuer or a Guarantor. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 12.11  Successors.

         All agreements of the Issuers or the Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.12  Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 12.13  Severability.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 12.14  Table of Contents, Headings, Etc.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 12.15  Gaming Laws.

         This Indenture, the Mortgage Documents, the Securities and the security interests thereunder are subject to the Casino Control Act of the State of New Jersey and the rules and regulations thereunder (the "Gaming Regulations") (and each Issuer represents and warrants that all requisite approvals thereunder have been obtained), and the exercise of remedies under the Mortgage Documents and the Collateral Agency Agreement with respect to the Collateral will be subject to the Gaming Regulations.

         SECTION 12.16  Registration Rights.

         Certain Holders of the Securities may be entitled to certain registration rights with respect to such Securities pursuant to, and subject to the terms of, the Registration Rights Agreement.


                                 ARTICLE XIII

                                   GUARANTY

         SECTION 13.1   Guaranty.

              (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors, jointly and severally, hereby irrevocably and unconditionally guarantees on a senior basis, which guarantee shall be secured by a perfected security interest in all of the Collateral owned by such Guarantors pursuant to the Mortgage Documents (collectively, the "Guaranty"), to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuers under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest (and Liquidated Damages, if any) on the Securities will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon an Offer to Purchase, or otherwise, and interest on the overdue principal and interest, if any (and Liquidated Damages, if any), of the Securities, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this

Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default. This Guaranty is a guarantee of payment and not of collection. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same before failure to so pay becomes an Event of Default.

              (b) Each Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either of the Issuers, any right to require a proceeding first against either of the Issuers or right to require the prior disposition of the assets of either of the Issuers to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

              (c) If any Holder or the Trustee is required by any court or otherwise to return to either of the Issuers or any Guarantor, or any Custodian, Trustee, or similar official acting in relation to either of the Issuers or such Guarantor, any amount paid by either of the Issuers or such Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

              (d) It is the intention of each Guarantor and the Issuers that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Guaranty shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law. The provisions of this Section 13.1(d) shall survive until the Securities are no longer outstanding.

         SECTION 13.2   Execution and Delivery of Guaranty.

         To evidence its Guaranty set forth in Section 13.1, each Guarantor agrees to execute a Guaranty substantially in the form annexed hereto as Exhibit B and that this Indenture shall be executed on behalf of such Guarantor by two Officers or an Officer and an Assistant Secretary by manual or facsimile signature.

         Each Guarantor agrees that its Guaranty set forth in Section 13.1 shall remain in full force and effect and apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such Guaranty.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security to which a Guaranty relates, the Guaranty shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of each Guarantor.

         SECTION 13.3   Certain Bankruptcy Events.

         Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of either of the Issuers, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

         SECTION 13.4   Rights Under the Guaranty.

         No payment by any Guarantor pursuant to the provisions hereof to the Trustee shall entitle such Guarantor to any payment out of any Collateral held by the Trustee under this Indenture or any Mortgage Documents.

              (a) Each of the Guarantors waives notice of the issuance, sale and purchase of the Securities and notice from the Trustee or the holders from time to time of any of the Securities of their acceptance and reliance on this Guaranty.

              (b) Notwithstanding any payment or payments made by the Guarantors by reason of this Guaranty, the Guarantors shall not be subrogated to any rights of the Trustee or any Holder of the Securities against the Issuers until all the Securities shall have been paid or deemed to have been paid within the meaning of this Indenture. Any payment made by the Guarantors by reason of this Guaranty shall be in all respects subordinated to the full and complete payment or discharge under this Indenture of all obligations guaranteed hereby, and no payment by the Guarantors by reason of this Guaranty shall give rise to any claim of the Guarantors against the Trustee or any Holder of the Securities. Unless and until the Securities shall have been paid or deemed to have been paid within the meaning of this Indenture, none of the Guarantors will assign or otherwise transfer any such claim against the Issuers to any other person.

              (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantor of its obligation hereunder) which the Guarantor may have or assert against the Trustee or any holder of any Securities shall be available hereunder to the Guarantor against the Trustee.

              (d) Each Guarantor agrees to pay all costs, expense and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce the Guaranty or protecting the rights of the Trustee or the Holders of Securities, if any, in accordance with this Indenture.

         SECTION 13.5   Severability.

         In case any provision of this Guaranty shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.6   Merger or Consolidation of Guarantors.

         No Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and supplemental Mortgage Documents in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally guarantee, on a senior secured basis, all of such Guarantor's obligations under such Guarantor's guarantee, this Indenture and the Mortgage Documents on the terms set forth in this Indenture; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of

Default shall have occurred or be continuing; and (iii) immediately after such transaction, the surviving Person holds all Permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including those required from Gaming Authorities) to operate its business.

         In the event of a sale or other disposition of all of the Equity Interests of any Guarantor (including pursuant to a merger or consolidation) to any person other than a Subsidiary Guarantor, then such Guarantor may be released and relieved of any obligation under its Guaranty; provided, that
(x) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and (y) such Asset Sale and the application of the Net Cash Proceeds therefrom are in accordance with the applicable provisions of this Indenture, including without limitation Section
5.15 and Article VI.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                   TRUMP ATLANTIC CITY ASSOCIATES

                                   By:  TRUMP ATLANTIC CITY HOLDING,
                                        INC.,
                                        its general partner


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke

                                   TRUMP ATLANTIC CITY FUNDING III, INC.


                                   By:  /s/ Nicholas L. Ribis
                                      ---------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Chief Executive Officer and President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke

                                   U.S. BANK NATIONAL
                                   ASSOCIATION, as Trustee


                                   By:  /s/ S. Christopherson
                                      ---------------------------------
                                   Name:  S. Christopherson
                                   Title: Vice President

GUARANTORS
                                   TRUMP PLAZA ASSOCIATES

                                   By:  TRUMP ATLANTIC CITY CORPORATION,
                                             its general partner


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke


                                   TRUMP TAJ MAHAL ASSOCIATES

                                   By:  TRUMP ATLANTIC CITY CORPORATION,
                                             its general partner


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke


                                   TRUMP ATLANTIC CITY CORPORATION


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke


                                   TRUMP CASINO SERVICES, L.L.C.

                                   By:  TRUMP ATLANTIC CITY CORPORATION
                                            member


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke

                                   TRUMP COMMUNICATIONS, L.L.C.

                                   By:  TRUMP ATLANTIC CITY CORPORATION
                                            member


                                   By: /s/ Nicholas L. Ribis
                                      -------------------------------
                                   Name:  Nicholas L. Ribis
                                   Title: Vice President


Attest:  /s/ John P. Burke
       ------------------------
         John P. Burke

                                                                    EXHIBIT A
                             [FORM OF SECURITY]

                       TRUMP ATLANTIC CITY ASSOCIATES
                    TRUMP ATLANTIC CITY FUNDING III, INC.

         11 1/4% SERIES A (1) FIRST MORTGAGE NOTES (TAC III) DUE 2006

                                                        CUSIP No.
                                                                 --------------
No.                                                    $
         Trump Atlantic City Associates, a New Jersey partnership, and Trump Atlantic City Funding III, Inc., a Delaware corporation (hereinafter collectively called the "Issuers," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____, or registered assigns, the principal sum of _____ Dollars, on May 1, 2006.

         Interest Payment Dates:  May 1 and November 1

         Record Dates:            April 15 and October 15

         Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuers has caused this Instrument to be duly executed under their respective corporate seals .

Dated:
                                   TRUMP ATLANTIC CITY ASSOCIATES

Attest:                            By:  TRUMP ATLANTIC CITY HOLDING,
                                        INC.
                                   By:
--------------------------------      ---------------------------------
Secretary                               Name:
                                        Title:


                                   TRUMP ATLANTIC CITY FUNDING III, INC.

Attest:                            By:
                                      ---------------------------------
                                        Name:
                                        Title:
Attest:
        ------------------------
        Name:
        Title:


---------------
    (1) Series A should be replaced with Series B in the Exchange Securities.

                 [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

         This is one of the Securities described in the within-mentioned Indenture.

                                   U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee



                                   By
                                     --------------------------------------
                                             Authorized Signatory


Dated:

                       TRUMP ATLANTIC CITY ASSOCIATES
                    TRUMP ATLANTIC CITY FUNDING III, INC.


             11 1/4% Series A (2)First Mortgage Notes (TAC III)
                                  due 2006

         Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(3)

              "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
         (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY OF THEIR SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUIB PURCHASING FOR ITS OWN


---------------
    (2) Series A should be replaced with Series B in the Exchange Securities.

    (3) This paragraph should only be added if the Security is issued in global form.

         ACCOUNT OR FOR THE ACCOUNT OF A QUIB IN A TRANSACTION METING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE WITH A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

1.  Interest.

         Trump Atlantic City Associates, a New Jersey partnership, and Trump Atlantic City Funding III, Inc., a Delaware corporation (collectively, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Security at the rate of 11 1/4% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest on this Security will be payable semiannually on May 1 and November 1, commencing May 1, 1998, to the person in whose name this Security is registered at the close of business on April 15 or October 15, preceding such Interest Payment Date (each, a "Record Date"). Interest on this Security will be computed on the basis of a 360-day year, consisting of twelve 30-day months.

2.  Method of Payment.

         The Issuers shall pay interest (and Liquidated Damages, if any) on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Issuers shall pay principal and interest (and Liquidated Damages, if any) in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Issuers may deliver any such interest payment to the Paying Agent or the Issuers may mail any such interest payment to a Holder at the Holder's registered address. Notwithstanding the preceding two sentences, in the case of Securities of which The Depository Trust Company or its nominee is the Holder, such payments must be made by wire transfer of Federal funds.

3.  Paying Agent and Registrar.

         Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or Co-registrar without notice to the Holders. The Issuers or any of their Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or Co-registrar.

4.  Indenture.

         The Issuers issued the Securities under an Indenture, dated as of December 10, 1997 (the "Indenture"), between the Issuers, the Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are senior, secured obligations of each of the Issuers limited in aggregate principal amount to $25,000,000.

5.  Redemption.

         The Securities are redeemable in whole or from time to time in part at any time on and after May 1, 2001, at the option of the Issuers, at the Redemption Price (expressed as a percentage of principal amount) set forth below, if redeemed during the 12-month period commencing May 1 of each of the years indicated below, in each case, together with any accrued but unpaid interest to the Redemption Date. Except as provided in the next paragraph, the Securities may not otherwise be redeemed at the option of the Issuers.

                        12-Month
                   Period Beginning                     Redemption Price
                   ----------------                     ----------------
                   May 1, 2001...................           105.625%
                   May 1, 2002...................           103.750%
                   May 1, 2003...................           101.875%
                   May 1, 2004 and thereafter....           100.000%

         Any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License held by an Issuer or an Affiliate or wholly owned Subsidiary of an Issuer may require a Holder to be qualified under any applicable law administered by such Governmental Authority. If a Holder does not qualify under the Casino Control Act, the Holder must dispose of its interest in the Securities, within 30 days after an Issuer's notice of such finding (or within such earlier date as the CCC may require), or the Issuers may redeem such Securities to the extent necessary in the reasonable, good faith judgment of a general partner of the Company, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of any material Gaming License. If a Holder does not qualify under any applicable law administered by a Governmental Authority other than the Casino Control Act, the Issuers may redeem such Securities to the extent necessary in the reasonable, good faith judgment of a general partner of the Company, to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of any material Gaming License. In such event, the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the date of redemption (or such lesser amount as may be required by applicable law or by order of any Gaming Authority).

         Any redemption of the Securities shall comply with Article III of the Indenture.

6.  Notice of Redemption.

         Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the Redemption Date (unless another notice period shall be required by applicable law or by order of any Gaming Authority) to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part, but only in $1,000 integrals.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent (other than either of the Issuers or an Affiliate of either of the Issuers) on such Redemption Date, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, including any accrued and unpaid interest to the Redemption Date, unless the Issuers default on such payment.

7.  Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.  Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes.

9.  Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Issuers at their written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10.  Legal Defeasance or Covenant Defeasance Prior to Redemption or Maturity.

         If the Issuers, within one year of the final Stated Maturity of the Securities in the case of Legal Defeasance, or at any time in the case of Covenant Defeasance, deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, non-callable government securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Issuers may elect to have their obligations discharged, in the case of a Legal Defeasance (in which case the Indenture would cease to be of further effect, except as to certain limited obligations and to the rights of Holders to receive payments when due from the trust funds therefor), or, in the case of a Covenant Defeasance, to be discharged from certain provisions of the Indenture and the Securities (including the financial covenants, but excluding their obligation to pay the principal of and interest on the Securities).

11.  Amendment; Supplement; Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of a simple majority, 66 2/3% or 100% in aggregate principal amount of the Securities then outstanding, as applicable, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of the same specified percentage of aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Mortgage Documents or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

12.  Restrictive Covenants.

         The Indenture imposes certain limitations on the ability of the Issuers and their Subsidiaries to, among other things, incur additional Indebtedness and Disqualified Capital Stock, make payments in respect of its Equity Interests, enter into transactions with Affiliates, incur Liens, sell assets, merge or consolidate with any other person and sell, lease, transfer or otherwise dispose of substantially all of its properties or assets. The limitations are subject to a number of important qualifications and exceptions. The Issuers must annually report to the Trustee on compliance with such limitations.

13.  Change of Control.

         In the event there shall occur any Change of Control, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations and conditions set forth in the Indenture, to require the Issuers to purchase on the Change of Control Purchase Date in the manner specified in the Indenture, all or any part (in integral multiples of $1,000) of such Holder's Securities at a Change of Control Purchase Price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Purchase Date.

14.  Security.

         In order to secure the obligations under the Indenture, the Issuers, the Guarantors and the Trustee have entered into the Mortgage Documents and the Collateral Agency Agreement in order to create and govern security interests in certain assets of the Issuers, the Guarantors and their Subsidiaries.

15.  Sale of Assets.

         The Indenture imposes certain limitations on the ability of the Issuers or any of their Subsidiaries to sell assets. In the event the proceeds from a permitted Asset Sale exceed certain amounts, as specified in the Indenture, the Issuers and the Guarantors will be required either to reinvest the proceeds of such Asset Sale in their business or to repay certain indebtedness and to make an offer to purchase each Holder's Securities at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, (and Liquidated Damages, if any) to the Asset Sale Purchase Date.

         The ability of Holders to require the Issuers to purchase their Securities in the event of a Change of Control Offer or an Asset Sale Offer will be subject to and conditioned on (i) the prior rights of holders of Existing Notes and TAC II Notes, to require such repurchase of their securities and (ii) compliance with Section 5.3 of the Existing Note Indenture and the TAC II Note Indenture.

16.  Gaming Laws.

         The rights of the Holder of this Security and any owner of any beneficial interest in this Security are subject to the gaming laws, regulations and the jurisdiction and requirements of the Gaming Authorities and the further limitations and requirements set forth in the Indenture.

17.  Successors.

         When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

18.  Defaults and Remedies.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require reasonable security or indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

19.  Trustee Dealings with Issuers.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of any of the Securities, make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their respective Affiliates with the same rights it would have if it were not the Trustee.

20.  No Recourse Against Others.

         No direct or indirect partner, director, officer, employee or stockholder, as such, past, present or future of either of the Company or Funding III, any Guarantor or any successor entity shall have any personal liability in respect of the obligations of the Issuers or any Guarantor under the Indenture or the Securities or the guarantees thereof by reason of his or its status as such partner, director, officer, employee or stockholder, except to the extent such is an Issuer or a Guarantor. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

21.  Authentication.

         This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

22.  Abbreviations and Defined Terms.

         Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23.  CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                            [FORM OF ASSIGNMENT]


         I or we assign this Security to


------------------------------------------------------------------------------

------------------------------------------------------------------------------



------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


         Please insert Social Security or other identifying number of assignee and irrevocably appoint __________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.



Dated:                  Signed:
      ----------------         -----------------------------------------------


------------------------------------------------------------------------------
                      (Sign exactly as name appears on
                      the other side of this Security)

                           Signature Guarantee (*)









---------------
    NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee
    Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP);
    (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                     OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuers pursuant to Section 4.14 or Article X of the Indenture, check the appropriate
box: / /   Section 4.14 / /   Article X.

         If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________.

Date:                     Signature:
     -------------------             ----------------------------------------
                                       (Sign exactly as your name appears
                                       on the other side of this Security)

                          Signature Guarantee (**)






---------------
    NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee
    Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP);
    (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

             SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES (6)

         The following exchanges of a part of this Global Security for Definitive Securities have been made:

                Amount of             Amount of             Principal Amount        Signature of
                decrease in           increase in           of this Global          authorized officer of
                Principal Amount      Principal Amount      Security following      Trustee or
Date of         of this Global        of this Global        such decrease (or       Securities
Exchange        Security              Security              increase)               Custodian
---------------------------------------------------------------------------------------------------------























---------------
    (6) This schedule should only be added if the Security is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES (7)

Re: 11 1/4% SERIES A FIRST MORTGAGE NOTES (TAC III) DUE 2006 OF TRUMP
    ATLANTIC CITY ASSOCIATES AND TRUMP ATLANTIC CITY FUNDING III, INC.

    This Certificate relates to $______ principal amount of Securities held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

     / /   has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

     / /   has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

           In connection with such request and in respect of each such Security, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Securities and as provided in
Section 2.6 of such Indenture, the transfer of this Security does not require registration under the Securities Act (as defined below) because:

     / /   Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     / /   Such Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities
Act), that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     / /   Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

---------------
    (7) This Certificate shall be included only for Initial Securities.

     / /   Such Security is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

                                       ------------------------------------
                                       [INSERT NAME OF TRANSFEROR]


                                       By:
                                          ---------------------------------


Date:
     ---------------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SECURITIES (8)

Re: 11 1/4% SERIES B FIRST MORTGAGE NOTES (TAC III) DUE 2006.

         This Certificate relates to $______ principal amount of Securities held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

         / /   has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         / /   has requested the Registrar by written order to exchange or register the transfer of a Security or Securities.


---------------
    (8) This certificate shall be included only for the Exchange Securities.

                                                                   EXHIBIT B

                             FORM OF GUARANTY


         For value received, __________________, a __________________
corporation/partnership, hereby irrevocably, unconditionally guarantees, on a senior basis, to the Holder of any 11 1/4% First Mortgage Note (TAC III) due 2006 (the "Security") of Trump Atlantic City Associates and Trump Atlantic City Funding III, Inc. (collectively, the "Issuers") upon which this Guaranty is endorsed, the due and punctual payment, as set forth in the Indenture (the "Indenture") among the Issuers, the guarantors named therein and U.S. Bank National Association, as trustee (the "Trustee") pursuant to which such Security and this Guaranty were issued, of the principal of, premium (if any) and interest on such Security when and as the same shall become due and payable for any reason according to the terms of such Security and Article XIII of the Indenture. The guaranty of the Security upon which this Guaranty is endorsed will not become effective until the Trustee signs the certificate of authentication on such Security.


                                       ------------------------------------




                                       By:
                                          ---------------------------------

                                       Attest:
                                              -----------------------------